                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          GTECH Holdings Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  [GTECH LOGO]

                           GTECH HOLDINGS CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                         TO BE HELD ON OCTOBER 24, 2000


                            ------------------------

To Our Shareholders:


     The Annual Meeting of Shareholders (the "Meeting") of GTECH Holdings Corporation (the "Company") will be held at 9:00 o'clock a.m. on Tuesday, October 24, 2000, at the Westin Hotel, One West Exchange Street, Providence, Rhode Island, for the following purposes:



          1. To elect two directors to serve for a three-year term and one director to serve for a two-year term;

          2. To vote on a proposal to approve the Company's 2000 Omnibus Stock Option and Long-Term Incentive Plan; and

          3. To transact such other business as may properly come before the Meeting and any adjournments thereof.



     The Board of Directors has fixed the close of business on September 8, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.


     All shareholders are cordially invited to attend the Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the Meeting and vote your shares in person.

                                      By order of the Board of Directors,


                                      BRENDAN J. RADIGAN, Assistant Secretary



September 19, 2000

                           GTECH HOLDINGS CORPORATION
                               55 TECHNOLOGY WAY
                            WEST GREENWICH, RI 02817
                            ------------------------

                                PROXY STATEMENT


     This proxy statement, which is being sent to shareholders on or about September 22, 2000, is furnished in connection with the solicitation of proxies by the Board of Directors of GTECH Holdings Corporation
(the "Company") for use at the forthcoming Annual Meeting of Shareholders to be held on October 24, 2000 (the "Meeting"), and at any adjournments thereof. The Annual Meeting originally was scheduled to be held on August 1, 2000, but was postponed until late October due to changes in the Company's senior management in early July and to afford time for the Board of Directors to complete the comprehensive review and assessment of the Company's operations, which was commenced in early July.



     At the close of business on September 8, 2000, the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting, there were outstanding an aggregate of 34,913,630 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), the Company's only class of securities entitled to vote at the Meeting.


VOTING AND REVOCABILITY OF PROXIES


     Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. In the election of directors, assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of Proposal 2, assuming that the total vote cast with respect to that Proposal represents a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If a proxy is marked as "withhold authority" or "abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions on Proposal 2 will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but broker non-votes and other Specified Non-Votes will not be so included.



     Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the three nominees for director, as provided in Proposal 1 below; FOR approval of the Company's 2000 Omnibus Stock Option and Long-Term Incentive Plan as provided in Proposal 2 below; and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the "SEC"), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments thereof. See "Other Matters" below.


                           1.  ELECTION OF DIRECTORS


     The Certificate of Incorporation and the By-Laws of the Company provide that the number of directors shall be such number, not less than six and not more than twelve, as the Board may designate, from time to time, by resolution, to be divided into three classes as nearly equal in number as possible. The Board of Directors by resolution currently has designated that six directors shall constitute the whole Board. The classes which come up for election at the Meeting consist of two directors to be elected for a three-year term and one director to be elected for a two-year term. The Board of Directors has nominated, and recommends the election by the shareholders of, the following two persons to serve as directors of the Company until the 2003

Annual Meeting, and until their successors are elected and have qualified, subject to earlier death, resignation, retirement or removal from office:

                             Burnett W. Donoho
                             W. Bruce Turner


     In addition, the Board of Directors has nominated for election the following person to serve as a director of the Company until the 2002 Annual Meeting and until his successor is elected and has qualified, subject to earlier death, resignation, retirement or removal from office:



                             Lt. Gen. (Ret.) Emmett Paige, Jr.



     The Board of Directors has nominated General Paige to serve as a director of the Company to fill the vacancy in the class of directors whose terms expire in 2002 created by the departure of William Y. O'Connor in July 2000 (see "Additional Information -- Employment and Severance Agreements and Arrangements" below).


     Messrs. Donoho and Turner and General Paige are presently serving as directors of the Company, Mr. Turner having been elected by the Board in October 1999.

     Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, if such should occur, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than three directors.


     The following table sets forth, as of September 2, 2000, certain information with respect to each of the above nominees for election as a director at the Meeting and each director whose term of office will continue after the Meeting:



                                                                          PRESENT
                                                              DIRECTOR     TERM
                NAME, AGE AND OCCUPATION(1)                    SINCE      EXPIRES
                ---------------------------                   --------    -------
NOMINEES FOR ELECTION AT THE MEETING:
Burnett W. Donoho, 61.......................................    1992(2)    2000

     Consultant. President and Chief Executive Officer of
     Wellbridge Company, formerly Club Sports International
     (an Operator of upscale health clubs) from March 1999 through August 2000. Previously, Mr. Donoho was a self-employed Retail Consultant from January 1998 to
     March 1999; Vice Chairman and Chief Operating Officer of Montgomery Ward, Inc., a privately held department store, from February 1997 through December 1997; a self-employed Retail Consultant from December 1994 through February 1997; the Vice Chairman and Chief
     Operating Officer of Macy's East, a division of R. H.
     Macy & Co., Inc., a department store chain, from July
     1992 until December 1994; a member of Ernst & Young's
     Great Lakes Management Consulting Group from June 1991 to June 1992; consultant to and superintendent of the Chicago Public Schools from November 1990 to May 1991;
     and President of Marshall Field and Co., a department store chain, from 1984 to June 1990. Mr Donoho is also a director of OfficeMax, Inc. and Socket
     Communications, Inc.

                                                                          PRESENT
                                                              DIRECTOR     TERM
                NAME, AGE AND OCCUPATION(1)                    SINCE      EXPIRES
                ---------------------------                   --------    -------
Lt. Gen. (Ret.) Emmett Paige, Jr. (USA), 69.................    1997       2000

     President and Chief Operating Officer of OAO
     Corporation, a systems engineering and information systems and services company, from August 1988 through May 1993, and again since May 1997. Previously, General
     Paige had spent a 41-year career with the United States
     Army, working his way up through the Army ranks and had served as the Assistant Secretary of Defense for command, control, communications, computers and intelligence from May 1993, and as the Department of Defense chief information officer from August 1996, until May 23, 1997. General Paige is also a director of Lau Defense Systems LLC, Link Plus Corporation and Ken
     Cast, Inc.

W. Bruce Turner, 41(3)......................................    1999       2000

     Mr. Turner was elected Chairman of the Company by the Board in July 2000, replacing William Y. O'Connor.
     Previously, Mr. Turner was an Independent Consultant and Private Investor from February 1999 to July 2000;
     Managing Director, Equity Research, for Salomon Smith
     Barney (formerly Salomon Brothers) from January 1994 until February 1999; director, Leisure Equity Research for Raymond James & Associates from October 1989 until
     January 1994; and Supervisor, Customer Relations for
     Tampa Electric Company from June 1986 until October
     1989. Prior to entering the private sector, Mr. Turner
     Served as a Field Artillery Officer in the United
     States Army from May 1981 until May 1986.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING:
Robert M. Dewey, Jr., 69....................................    1995       2001

     Recently retired. Senior Advisor, Donaldson, Lufkin &
     Jenrette, Inc. ("DLJ"), investment banking firm, from January 1998 through March 2000. Previously, Mr. Dewey was the Chairman of Autranet, Inc., a wholly-owned subsidiary of DLJ, from January 1996 to January 1998, and Managing Director, Institutional Equities Division, of Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of DLJ, from 1983 through June 1995. Mr.
     Dewey is a director of MunicipalTrade.com and is also the President of the Board of Trustees of Deerfield
     Academy.

The Rt. Hon. Lord Moore of Lower Marsh, P.C., 62............    1992       2001

     European Chairman and a director of The Monitor
     Company, a strategic consulting company, since October
     1990. Previously, Lord Moore held various ministerial posts in the Government of the United Kingdom, most recently as Secretary of State for Social Security from July 1988 to July 1989 and as Secretary of State for
     Health and Social Services from 1987 to 1988. Lord
     Moore is also the Deputy Chairman and a director of Rolls-Royce plc and a director of Blue Circle
     Industries plc, a director of Marvin & Palmer Inc. and the President of Energy Saving Trust Ltd., a not-for-profit energy conservation organization.

                                                                          PRESENT
                                                              DIRECTOR     TERM
                NAME, AGE AND OCCUPATION(1)                    SINCE      EXPIRES
                ---------------------------                   --------    -------
Anthony Ruys, 53............................................    1996       2002

     Vice Chairman of the Executive Board of Heineken N.V., a Netherlands-based international brewery group, since
     1996 and a Board Member since 1993. He served in increasingly senior positions within the Unilever
     Group, a Netherlands and U.K.-based consumer goods conglomerate, from 1974 to 1993.


---------------
(1) Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least five years.

(2) Mr. Donoho was a director of the Company from May 1990 to June 1991 and was again elected a director of the Company in October 1992.


(3) See "Additional Information -- Employment and Severance Agreements and Arrangements" below.


NOMINATION OF DIRECTORS AND RELATED MATTERS

     The Company's Nominating Committee (see below) has recommended to the Board of Directors that Messrs. Donoho and Turner and General Paige be approved, and they have been approved, as the Board's nominees for election as directors at the Meeting.

     The Company's By-Laws (Article III, Section 3) also permit shareholders entitled to vote in the election of directors to nominate candidates for election as directors, but only if written notice of a shareholder's intention to do so has been received by the Company: (i) with respect to an election to be held at an Annual Meeting of shareholders, not less than 60 nor more than 90 days prior to the first anniversary date of the preceding year's Annual Meeting (which was held August 18, 1999), except that if the date of the Annual Meeting at which the election is to be held is more than 20 days earlier or later than such anniversary date, such notice must be received by the Company not later than 10 days after the date the Company mails to shareholders the notice of the Annual Meeting; and (ii) with respect to an election to be held at a special meeting of shareholders, not later than 10 days after the Company mails to shareholders notice of such special meeting. The By-Laws set forth specific requirements for a shareholder's notice of intention to nominate directors, including, without limitation, specified information concerning the nominating shareholder and the person(s) proposed to be nominated, and reference is made to the By-Laws for such requirements.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES


     The Board of Directors held eight formal meetings during fiscal 2000 (which ended February 26, 2000), and also conferred informally and took formal action by unanimous written consent on a number of additional occasions. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and, since July 2000, a Corporate Governance and Compliance Committee. The Audit Committee's members are Messrs. Dewey and Donoho and Lord Moore. The primary role of the Audit Committee is to assist the Board in fulfilling the Board's responsibility to oversee management's conduct of the Company's financial reporting process. In that regard, it is the Audit Committee's responsibility, under its newly-adopted charter, among other things, to review with the Company's management and financial personnel and with the Company's independent auditors the results of the independent auditors' auditing engagement, the audited annual financial statements and the unaudited quarterly financial statements included in the Company's annual and quarterly reports and the quality and adequacy of the Company's system of internal controls. The Audit Committee, along with the Board, also has responsibility for making decisions concerning the engagement and retention of the Company's independent auditors. The Audit Committee held two formal meetings during fiscal 2000. The Compensation Committee's members during fiscal 2000 were Messrs. Dewey and Ruys and General Paige. In March 2000, Mr. Turner and Lord Moore were appointed to the Compensation Committee replacing Mr. Dewey and General Paige, and in July 2000, General Paige replaced Mr. Turner. The Compensation Committee is responsible for administering the Company's stock option and certain other compensation plans and is authorized to review and approve specific executive compensation arrangements and other matters referred to it by the Board and to recommend policies respecting the compensation of executive officers of the Company generally. The Compensation Committee held five formal meetings during fiscal 2000, and also had several informal meetings, conferred informally and took formal action by unanimous consent on a number of occasions. The Nominating Committee's members during fiscal 2000 were Lord Moore, Mr. O'Connor and General Paige. In March 2000, Messrs. Dewey and Ruys were appointed to the Nominating Committee, replacing Lord Moore and Mr. O'Connor, and in July 2000, Mr. Turner was appointed to the Nominating Committee. The Nominating Committee makes recommendations to the Board concerning qualified candidates for election as directors and did not meet formally during fiscal 2000. Prior to the Company's 2001 Annual Meeting, the Nominating Committee contemplates nominating, and the Board contemplates appointing, several new directors (consisting both of non-employees and employees of the Company) to serve on the Board. The Nominating Committee has no formal procedure for considering potential candidates recommended by shareholders. In June 2000 (after the close of fiscal
2000), a Corporate Governance and Compliance Committee of the Board was formed. The Corporate Governance and Compliance Committee's current members are Messrs. Dewey, Donoho and Ruys, General Paige and Lord Moore. The function of the Committee, which has met once since its formation, is to oversee issues affecting corporate governance and ethical compliance.


     During fiscal 2000, all directors attended in person or by conference telephone at least 75% of all formal meetings of the Board of Directors and committees of the Board on which they served.

COMPENSATION OF DIRECTORS


     During fiscal 2000, directors who were not employees of the Company, were entitled to annual directors' fees at the rate of $30,000 per year, plus $1,000 per day (other than for a day on which there was a meeting of the Board) for attending committee or other meetings or functions relating to Company business, plus $1,000 per day (other than a day for which such director received the aforementioned $1,000 per diem) for any day during which such director was required to spend more than five hours in connection with certain administrative matters relating to the Company's business. Directors also are reimbursed for expenses. Directors of the Company are entitled, under the Company's 1998 Non-Employee Directors' Stock Election Plan, to elect to receive all or a portion of their directors' fees in the form of shares of Common Stock of the Company valued at fair market value. Five of the non-employee directors (Messrs. Dewey, Donoho and Ruys, Lord Moore and General Paige) elected to receive all of their fiscal 2000 directors' fees in the form of Company shares valued at market. One non-employee director (Mr. Turner) received all of his fiscal 2000 director's fees in cash.


     From time to time non-employee directors provide special services for the Company for which they receive additional compensation. During fiscal 2000, the following amounts in addition to the annual directors' fee and usual committee meeting fees were paid to directors in cash for special services as directors (including $12,000 each paid to Mr. Donoho and General Paige for services on a Special Committee of the Board): Mr. Dewey -- $7,000; Mr. Donoho -- $15,000; Lord Moore -- $6,000; General Paige -- $18,000; Mr. Ruys -- $6,000; and Mr. Turner -- $6,000.

     The Company's 1999 Non-Employee Directors' Stock Option Plan (the "1999 Plan"), provides for automatic grants to each non-employee director, shortly following each Annual Meeting of Stockholders, of a nonqualified stock option for 10,000 shares of Common Stock with a per share exercise price equal to the average of the high and low sale price of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on the date of grant. Such options become exercisable approximately one year following the date of grant and extend for a five-year term. Pursuant to the 1999 Plan, on August 23, 1999, each of the five non-employee directors then in office was granted such a 10,000 share option with an exercise price of $25.3125 per share. The 1999 Plan replaced the similar 1996 Non-Employee Directors' Stock Option Plan, which expired by its terms on December 31, 1998.


     See "Additional Information -- Employment and Severance Agreements and Arrangements" below.

   2. APPROVAL OF THE 2000 OMNIBUS STOCK OPTION AND LONG-TERM INCENTIVE PLAN

     At the meeting, the shareholders also will be asked to approve the 2000 Omnibus Stock Option and Long-Term Incentive Plan (the "2000 Plan") which was adopted by the Company's Board of Directors in September 2000. A summary of the 2000 Plan appears below, and a copy of the Plan is attached as an Appendix to this proxy statement.

     The Board approved the 2000 Plan, which authorizes grants ("Grants") of stock options, restricted stock, stock appreciation rights and performance awards respecting, in the aggregate, 1,800,000 shares of Common Stock ("Shares"), because it firmly believes that having such Shares available for Grants is an essential element of compensation if the Company is to be able, in this highly competitive environment, to hire, retain and motivate the officers and employees upon which the Company's continued success will, in large part, depend. The Board further believes that with respect to the type of options and stock appreciation rights to be granted under the 2000 Plan, such Grants are a particularly beneficial form of compensation because, since their exercise price is not less than the fair market value on the date of Grant, such Grants only become of real value if the price of the Shares rises. Whether or not Grants take the form of options to purchase Shares, the Board believes that the 2000 Plan, by fostering the ownership of Shares by officers and employees, serves to more closely align the interests of officers and employees and other shareholders in having the Company prosper and Share value increase.

     The Company currently has another option plan for officers and key employees, the 1997 Stock Option Plan (the "1997 Plan"), but, as of August 26, 2000 fewer than 215,000 Shares remained available for future grants of options under the 1997 Plan. That number is clearly insufficient to meet the Company's needs and has led the Board to request shareholder approval of the 2000 Plan.

     As of the date of this proxy statement, no Grants have been made under the new 2000 Plan, and the Compensation Committee (which is responsible for Grants under the 2000 Plan) has not made any final determination as to specific Grants to be made under the 2000 Plan. While it can be expected that significant numbers of Grants will be made to executive and other officers and employees under the 2000 Plan, it is the intention of the Compensation Committee to make Grants under the Plan to a considerably broader number of persons than previously has been the case.

     THE BOARD OF DIRECTORS BELIEVES THAT THE 2000 OMNIBUS STOCK OPTION AND LONG-TERM INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF SUCH PLAN.

SUMMARY OF THE 2000 PLAN

     The following description of the 2000 Plan is intended merely as a summary of the principal features of the Plan and is qualified in its entirety by reference to the provisions of the Plan itself, which is attached as an Appendix to this proxy statement.

     The 2000 Plan authorizes up to an aggregate of 1,800,000 Shares for issuance under the Plan. Generally, Shares subject to Grants under the 2000 Plan which remain unvested or unexercised upon expiration or earlier termination of such Grants and Shares withheld to pay taxes will once again become available for Grants under the Plan. If Shares are used to pay the exercise price, only the number of Shares issued net of the Shares so used will be counted against the number of Shares available under the Plan. The Plan does not permit the repricing of Grants, except in connection with capital adjustments and corporate transactions as contemplated in Section 4(b) of the Plan. Authorized but unissued Shares or treasury Shares may be issued under the Plan.

     Under the 2000 Plan, the Committee may award stock options, stock appreciation rights, restricted stock awards and performance awards. The 2000 Plan limits the number of Shares that may be granted subject to restricted stock awards, performance awards and stock appreciation rights to not more than 900,000 in the aggregate.

     The 2000 Plan is to be administered by a Committee of the Board (currently the Compensation Committee, the "Committee") which Committee is given broad discretion under the Plan. The Plan authorizes the Committee to make Grants to officers (including officers who also are directors) and other employees of the Company and its subsidiaries.

Stock Options and Stock Appreciation Rights.

     The Committee may award incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), ("ISOs") and nonqualified stock options ("NQSOs"). ISOs offer key employees certain tax advantages (discussed below) which are not available with NSQOs. The Committee determines the terms of option awards, including the amount, exercise price, vesting schedule and term. Options under the Plan become exercisable at such time or times as the Committee may specify, but not later than ten years from the date of Grant, and the per Share exercise price may not be less than the fair market value of a Share on the date the option is granted. Under certain circumstances, the Plan permits the exercise price of options to be paid in whole or in part in the form of unrestricted Shares owned by the grantee. The Plan similarly permits the withholding or surrender of Shares to satisfy withholding taxes. Grants under the Plan are not transferable by participants other than by will, or pursuant to the laws of descent and distribution, except to the extent otherwise permitted by the Committee and, with respect to ISOs, by the Code.

     In the event of termination of an optionee's employment by reason of death, disability, retirement or without Cause (as defined in the 2000 Plan), the Committee has broad discretion in determining if and to what extent options held by such optionee will be terminated, will vest (including acceleration of vesting) and remain exercisable. If an optionee's employment is terminated for Cause, all such optionee's unexercised options will terminate unless otherwise determined by the Committee.

     The Committee may also grant stock appreciation rights ("SARs"), either in tandem with stock options ("Tandem SARs") or independent of stock options ("Freestanding SARs"). A stock appreciation right entitles a key employee to receive a per Share payment (in cash, Shares or restricted stock, as determined by the Committee) equal to the excess of the fair market value of a Share on the date of exercise over the fair market value of a Share on the date of Grant. A Tandem SAR is exercisable only to the extent the related option is exercisable and, when exercised, cancels the related option to the extent of the number of Shares covered by the exercise. Conversely, a Tandem SAR is cancelled to the extent of the number of Shares covered by the exercise of a related option. The Committee will determine the terms and conditions of a Freestanding SAR.

     The Committee may not in any calendar year grant to any individual participant options or stock appreciation rights representing, in the aggregate, more than 500,000 Shares.

Restricted Stock

     The Committee may make restricted stock awards to key employees. The Committee has the discretion to determine whether the Shares covered by a restricted stock award will be subject to a restriction period, the length of any such restriction period, and any vesting (or forfeiture) conditions and terms that apply during any such restriction period. The Committee also has the discretion to determine if an employee will be required to make a payment with respect to a restricted stock award and the amount of any such payment. During the restriction period, if any, the Company will hold the Shares and the employee cannot transfer the Shares, except to the extent determined by the Committee in the case of death or disability. The employee is, however, generally entitled to vote the Shares and receive any dividends with respect to the Shares, during any such restriction period.

Performance Awards

     The Committee may make performance awards to key employees. A performance award is an award that may be payable either in Shares or in cash, the amount of Shares and/or cash ultimately payable is based on the achievement of certain performance goals during the performance period, as determined by the Committee.

Adjustments and Changes in Control

     The number of Shares authorized for issuance under the 2000 Plan, the maximum number of Shares with respect to which Grants may be made to any individual grantee, the number of Shares issuable under (and the option price of) outstanding options and other relevant provisions of the Plan are subject to adjustment in the event of a stock split, stock dividend or similar change in the capitalization of the Company. Subject to certain limitations, the Committee also has the authority under the Plan to change the terms of any outstanding Grant to reflect any such corporate transaction. In the event of a Change-In-Control (as defined in the 2000 Plan) of the Company, the Committee is authorized to take such action as it deems equitable and appropriate including causing all unexercised vested and nonvested outstanding Grants to automatically vest and become fully exercisable.

Amendment and Termination

     The Board of Directors may discontinue or amend the 2000 Plan as it deems necessary, but no amendment may become effective without approval of the Company's shareholders if shareholder approval is required by applicable statutory or regulatory requirements. Further, no discontinuance or amendment which may materially impair the rights of a participant with respect to outstanding options, restricted stock awards, stock appreciation rights or performance awards may be made without his or her consent. Unless earlier terminated by the Board of Directors, the Plan will automatically terminate in September 2010, although Grants made prior to such termination will remain in effect in accordance with their terms and the terms of the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised that the following is a summary of the material United States federal income tax consequences to the Company and the employees receiving stock options, stock grants and stock appreciation rights pursuant to the 2000 Plan. The following is not intended to be all inclusive or to constitute tax advice. This summary is based on the Code, Treasury Regulations promulgated thereunder and administrative and judicial rulings, as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not cover possible state, local or foreign tax consequences or federal tax consequences other than income tax consequences.

     Incentive Stock Options. An optionee that receives an ISO does not recognize income either on the date the option is granted or on the date the ISO is exercised (although, upon exercise, the difference between the fair market value of the Shares and the exercise price will be treated as an item of adjustment for purposes of computing the optionee's alternative minimum taxable income). If the optionee continues to hold the Shares received for the greater of (i) one year from the date of exercise of the option and (ii) two years from the date the option was granted, any gain or loss recognized on the sale of the Shares will be capital gain or loss. If the optionee disposes of the option or disposes of the Shares prior to the expiration of the periods set forth in the preceding sentence (a "Disqualifying Disposition"), the optionee will have compensation income (i.e., taxed at ordinary income rates) equal to the lesser of (i) the total amount of gain recognized upon disposition of the Shares and
(ii) the excess of the fair market value of the Shares on the date of exercise over the exercise price for the Shares. Any additional gain will be capital gain, and will be long-term capital gain if the optionee held the Shares for more than one year from the date the option was exercised. The Company will not be entitled to any deduction upon the grant or exercise of an ISO, but will generally be entitled to a compensation deduction equal to the amount of compensation income recognized by the optionee upon a Disqualifying Disposition.

     Nonqualified Stock Options. An optionee that receives a NQSO also generally recognizes no income on the date the option is granted. The optionee will, however, recognize compensation income on the date the NQSO is exercised in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. Any gain or loss recognized on a later disposition of the Shares will be capital gain or loss. The Company is generally entitled to a deduction at the time the NQSO is exercised equal to the amount of income recognized by the optionee.



     Unrestricted Stock. An employee that receives unrestricted Shares (i.e., Shares which are not subject to any vesting restrictions) recognizes compensation income at the time the Shares are granted equal to the difference between the fair market value of the Shares received and the amount, if any, paid by the employee for such Shares. The employee's basis in the Shares are equal to the amount paid for the Shares plus any income recognized by the employee upon the receipt of the Shares. Upon a later disposition of the Shares, the employee recognizes capital gain or loss equal to the difference between the amount received for such Shares and the employee's basis in those Shares. The Company is generally entitled to a compensation deduction equal to the amount of income recognized by the employee upon receipt of the Shares.



     Restricted Stock. An employee that receives restricted (or unvested) Shares generally does not recognize any income upon receipt of the Shares. Instead, such employee will recognize compensation income at the time vesting restrictions on the Shares lapse equal to the difference between the fair market value of the Shares at the time such vesting restrictions have lapsed and the amount, if any, paid by the employee for the Shares. Any gain or loss recognized by the employee upon a later disposition of the Shares will be capital in nature. The Company will generally be entitled to a compensation deduction (in an amount equal the amount of compensation income recognized by the employee) at the same time as such income is recognized.



     An employee that receives restricted stock may make an election to include the value of the stock received in income at the time such stock is granted as if such stock were vested shares. If an employee makes such election, the employee will recognize ordinary income on the stock when received (in the same manner as vested stock), and no further income will be recognized until the stock is later sold or disposed of. Upon such later sale or other disposition, any gain or loss recognized will be capital in nature. The Company shall generally receive a compensation deduction for Shares with respect to which the employee has made such election at the same time (and in the same amount) as the employee recognizes compensation income.



     Stock Appreciation Rights. An employee who receives SARs does not recognize any income upon the receipt of such SARs. Instead, the employee is subject to tax (at ordinary income rates) on any amounts received in settlement of his or her SARs at the time such amounts are paid. The Company generally is entitled to a deduction equal to the amount included by the employee in income.



     Various additional tax consequences may apply to the granting, acceleration and exercise or vesting of Grants and to the disposition of Shares thereunder, but such consequences are beyond the scope of this summary.


                               3.  OTHER MATTERS


     The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable rules of the SEC, in accordance with the judgment of the persons voting such proxies. In the latter regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, as amended, which grants the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an Annual Meeting if the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the previous year's Annual Meeting or, when the date of the meeting has changed more than 30 days from the prior year, if the Company has not received such notice a reasonable time before it mails its proxy materials for the current year. The Company has received no notice of any shareholder proposal. The Company is in the process of amending its By-Laws to require somewhat greater advance notice of shareholder proposals to be presented at shareholders' meetings more in line with the By-Laws notice requirements for shareholder nominations of candidates for election as directors. See "Nomination of Directors and Related Matters" above.

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT


     The following table sets forth, as of September 1, 2000, (unless otherwise specified) certain information concerning the beneficial ownership of Common Stock by: (i) each person who was known by the Company to be the beneficial owner of more than 5% of such shares; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement; and (iv) all present directors and executive officers of the Company, as a group. Such information is based upon information filed by such persons with the SEC or provided to the Company by such persons or by other sources believed to be reliable.



                                                                 SHARES           PERCENT
                                                              BENEFICIALLY           OF
NAME OF BENEFICIAL OWNER                                        OWNED(1)          CLASS(1)
------------------------                                      ------------        --------
Tiger Management L.L.C. ....................................   5,091,300(3)        14.630
101 Park Avenue
New York, NY 10178
Barclays Global Investors, N.A. ............................   3,853,896(2)        11.073
45 Fremont Street
San Francisco, CA 94105
ESL Partners................................................   2,280,600(2)         6.552
One Lafayette Place
Greenwich, CT 06830
Snyder Capital Management...................................   2,206,300(2)         6.339
350 California Street, Suite 1460
San Francisco, CA 94104
American Century Investment Management, Inc. ...............   1,890,100(4)         5.430
4500 Main Street
Kansas City, MO 64141
Deutsche Asset Management (US)(2)...........................   1,801,563            5.176
1 Bankers Trust Plaza, 130 Liberty Street
New York, NY 10006
William Y. O'Connor, former director and executive
  officer...................................................     917,000(5)         2.635
Robert M. Dewey, Jr., director..............................      64,382(6)             *
Burnett W. Donoho, director.................................      51,467(6)             *
The Rt. Hon. Lord Moore of Lower Marsh, P.C., director......      51,172(6)             *
Lt. Gen. (Ret.) Emmett Paige, Jr., director.................      34,207(6)             *
Anthony Ruys, director......................................      43,521(6)             *
W. Bruce Turner, director...................................     102,564(9)             *
Steven P. Nowick, former executive officer..................     370,000(10)        1.063
Jean-Pierre Desbiens, executive officer.....................      20,000(8)(11)         *
Donald L. Stanford, executive officer.......................      25,000(7)(8)          *
Donald R. Sweitzer, executive officer.......................      21,250(7)(8)          *
All present directors and executive officers, as a group (12
  persons)..................................................     435,930(12)        1.253


---------------
  *  less than 1%

 (1) The shareholdings reflected in this table include shares which the person has the right, upon exercise of options or otherwise, to acquire within 60 days following the date of this table.

 (2) Barclays Global Investors, N.A., ESL Partners, Snyder Capital Management and Deutsche Asset Management (US) are institutional investment managers.


 (3) Includes shares held by Tiger Performance L.L.C. Both Tiger Management L.L.C. and Tiger Performance L.L.C. are registered investment advisors ultimately controlled by Julian H. Robertson, Jr.

 (4) Includes shares held by American Century Capital Portfolios, Inc. and a number of additional registered investment companies, the investments of which are managed by American Century Investment Management, Inc., a registered investment advisor.


 (5) Includes 912,000 shares subject to stock options granted under the Company's stock option plans the vesting of 287,500 of which accelerated at the time of the termination of Mr. O'Connor's employment with the Company. See "Employment and Severance Agreements and Arrangements" below.


 (6) Includes 40,000 shares (30,000 shares in the case of General Paige) subject to stock options automatically granted under the Company's 1996 and 1999 Non-Employee Directors' Stock Option Plans, the last 10,000 share installment of which options becomes exercisable in October 2000.


 (7) Includes 16,250 shares subject to options granted under the Company's stock option plans.


 (8) Does not include a grant of 15,000 restricted shares awarded under the Company's 2000 Restricted Stock Plan.


 (9) Includes 100,000 shares subject to stock options granted under the Company's 1997 Plan and 100,000 restricted shares awarded under the Company's 2000 Restricted Stock Plan. See "Employment and Severance Agreements and Arrangements" below.


(10) Shares subject to stock options granted under the Company's stock option plans, the vesting of 220,000 of which accelerated at the time of the termination of Mr. Nowick's employment with the Company. See "Employment and Severance Agreements and Arrangements" below.


(11) Includes 15,000 shares subject to stock options granted under the Company's stock option plans.


(12) Includes 272,500 shares subject to stock options granted under the Company's stock option plans. Does not include shares beneficially owned by Messrs. O'Connor and Nowick.

EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


     Policies regarding executive compensation are set primarily by the Compensation Committee (the "Committee") of the Board of Directors, subject to the terms of applicable employment contracts, as discussed below, and possible consultation with and ratification by the Board in certain circumstances. The Committee currently (i.e., as of May 26, 2000) has three members, Messrs. Turner and Ruys and Lord Moore, all of whom are outside independent directors.


Compensation Philosophy.

     The Committee believes that the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committee believes a significant portion of compensation should be incentive-based. This would typically result in salary levels around the median of competitive ranges, and bonuses, if performance is achieved, well above the median. In addition, the Committee believes it is important to reward not only individual performance and achievement, but also to focus on overall corporate results. This latter objective serves the dual purpose of encouraging teamwork among executives and also supporting the Company's objective of increasing shareholder value.

     The Committee also believes it is essential that it retain the flexibility to evaluate not only overall individual performance and the performance of the Company as a whole, but also all other circumstances and challenges facing the Company. Consequently, it uses subjective as well as objective criteria in setting and adjusting the base salary and the annual bonus for executive officers.

Executive Officer Employment Agreements.

     Two of the executive officers of the Company during fiscal 2000 named in the Summary Compensation Table below (Messrs. O'Connor and Nowick) are parties to employment agreements with the Company which, to a large extent, governed their compensation during the year. See "Employment -- Severance Agreements and Arrangements" and the Summary Compensation Table below for further information about the terms of these agreements.

     The other executive officers named in the Summary Compensation Table below were not parties to employment agreements, and their compensation currently is determined based upon a review by their superiors and consideration of the principles set forth above and elsewhere in this report.

Principal Elements of Compensation.

     Compensation earned in the 2000 fiscal year, as reflected in the Summary Compensation Table, consisted primarily of salary, annual bonus and stock options. (Executive officers also received executive benefits and perquisites, as well as other benefits offered under Company sponsored broad-based plans.)

     Base Salary. Executive officers' salaries are reviewed annually. In assessing whether salary increases are warranted with respect to those executive officers without employment agreements or in connection with discretionary increases under, or the amendment, extension or renewal of, an executive officer's employment agreement, the Company considers a number of factors, including corporate profitability, performance on the job, responsibility level, internal compensation equity, external pay practices for comparable companies (not necessarily including the Peer Group companies referred to in the Shareholder Return Performance Graph below) and the executive officer's level of responsibility, experience and expertise, which factors may be given varying weights depending upon the circumstances.

     Annual Bonus. The Company's policy respecting the granting of annual bonuses is based upon the aims of recognizing individual merit and providing incentives for the achievement of corporate performance goals. Messrs. O'Connor's and Nowick's employment agreements provide for annual bonuses based upon discretionary elements subject to a specified annual bonus range. Executive officers without employment agreements receive annual bonuses at the discretion of their superiors consistent with the principles outlined above.

     Stock Options. The Company's 1997 Stock Option Plan (the "1997 Plan") was approved by the shareholders of the Company at the 1997 Annual Meeting. The Plan provides for the granting of stock options to officers and other key employees of the Company and its subsidiaries. The principal purpose of the Plan is to assist the Company in attracting and retaining officers and other key employees, and to motivate them to increase shareholder value by enabling them to participate in the value which has been created.

     The aggregate number of annual option grants to be made under the 1997 Plan, as well as the individuals to whom options are to be granted and the amount of such individual grants, are all within the discretion of the Committee, subject to certain limitations in the 1997 Plan. The aggregate number of options available for annual grants generally is tied to specific earnings per share targets and returns on capital invested as set annually by the Committee and approved by the Board of Directors. In making individual option awards, the Committee generally takes into account numerous factors, including the prospective recipient's level of responsibility, experience, expertise and years of service, as well as internal compensation equity considerations. In fiscal 2000, the aggregate number of annual option grants and the amounts of individual option grants to executive officers were determined on the bases described above. See "Option Grants in Last Fiscal Year" below.

Rationale for Fiscal 2000 Compensation of Mr. O'Connor.

     Mr. O'Connor's employment agreement, as in effect for fiscal 2000, provided for an annual base salary of $600,000 and for an annual incentive bonus of up to a maximum of six times his current base salary. The actual multiplier of base salary used in determining Mr. O'Connor's incentive bonus of $1,350,000 for fiscal 2000 was determined based upon the extent to which certain levels (as set forth in a matrix) of earnings per share, revenues, stock price and return on capital were achieved, and to a lesser extent, upon the Committee's qualitative evaluation of Mr. O'Connor's individual performance and of external factors affecting the Company's financial results and its stock price in fiscal 2000.

     The Committee intends to continue its practice of basing executive compensation primarily on earnings per share and other financial performance criteria, and secondarily, but importantly, on its qualitative evaluation of individual performance. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for the Company's shareholders.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of compensation which may be deducted by the Company in any year with respect to each of its highest paid executive officers. Certain types of performance-based compensation, if approved by stockholders and/or otherwise exempted by Section 162(m), are not subject to this limitation. It is believed that the Company's stock option plans in which executive officers are eligible to participate have been structured in such a way as to qualify as performance-based compensation not subject to the Section 162(m) limits on deductibility, and the Committee intends to consider whether it is practical similarly to qualify in the future all or a portion of Mr. O'Connor's and, where applicable, other executive officers' annual incentive bonuses so as to be exempt from such limits. However, the Committee believes that it is important to retain the flexibility to offer such compensation arrangements and plans as the Committee determines to be necessary from time to time to attract, retain and motivate executive officers without being constrained by considerations of
Section 162(m) tax deductibility.

Date: May 26, 2000

                                          The Fiscal 2000 Compensation Committee
                                          of the Board of Directors*

                                          Robert M. Dewey, Jr.
                                          The Rt. Hon. Lord Moore of Lower
                                          Marsh, P.C.*
                                          General Emmett Paige, Jr.
                                          Anthony Ruys
                                          W. Bruce Turner*
---------------
* Lord Moore and Mr. Turner replaced Mr. Dewey and General Paige as members of the Compensation Committee in March 2000, after the end of fiscal 2000, but Lord Moore and Mr. Turner were members of such Committee when Mr. O'Connor's incentive compensation for fiscal 2000 was determined.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal years 2000, 1999, and 1998 to or for:
(i) each person who served as the Company's Chief Executive Officer during fiscal year 2000; and (ii) each of the Company's four other most highly-compensated executive officers whose total annual salary and bonus for fiscal year 2000 exceeded $100,000 (collectively, the "Named Officers") for services rendered to the Company and its subsidiaries:


                                                                                           LONG-TERM COMPENSATION
                                                                                ---------------------------------------------
                                              ANNUAL COMPENSATION                      AWARDS                  PAYOUTS
                                  -------------------------------------------   ---------------------   ---------------------
                                                                    OTHER       RESTRICTED              LONG-TERM   ALL OTHER
                                                                    ANNUAL        STOCK                  COMPEN-     COMPEN-
                                           SALARY      BONUS     COMPENSATION    AWARD(S)    OPTIONS/    SATION      SATION
 NAME AND PRINCIPAL POSITION(1)   YEAR     ($)(2)       ($)         ($)(3)         ($)       SARS(4)     PAYOUTS     ($)(5)
--------------------------------  ----    --------   ---------   ------------   ----------   --------   ---------   ---------
William Y. O'Connor.............  2000    600,000    1,350,000     193,876         --        150,000       --        215,808
Chairman and Chief Executive      1999    598,077    1,800,000     230,927         --        150,000       --        251,357
Officer and President             1998    511,757    1,650,000     180,943         --             --       --        341,762
Steven P. Nowick................  2000    374,423      600,000     202,725         --         90,000       --         36,849
Senior Vice President and Chief   1999    377,978      550,000     222,844         --         60,000       --         40,417
Operating Officer                 1998    182,500       75,000     109,287         --        130,000       --            388
Jean-Pierre Desbiens............  2000    230,481      263,501      94,061         --         20,000       --         17,104
Senior Vice President             1999    131,058       15,000      24,187         --         20,000       --             96
Donald L. Stanford..............  2000    326,430      159,118      95,335         --         40,000       --         21,557
Senior Vice President             1999    326,430      300,000      83,025         --         30,000       --         33,053
                                  1998    326,430      145,000      74,013         --             --       --         21,527
Donald R. Sweitzer..............  2000    300,000      188,730      86,803         --         25,000       --         21,686
Senior Vice President             1999    188,077      235,538      80,785         --         30,000       --          1,296


---------------

(1) Sets forth the names and principal positions of the Named Officers as of the end of fiscal 2000. Mr. Nowick became President of the Company shortly after the end of fiscal 2000. Messrs. Nowick, Sweitzer and Desbiens commenced employment with the Company in July 1997, July 1998, and August 1998, respectively. Messrs. O'Connor and Nowick left the Company in July 2000. See "Employment and Severance Agreements and Arrangements" below.

(2) Includes salary deferred under the Company's 401(k) retirement plan (the "Retirement Plan") and its Income Deferral Plan 1998.

(3) Includes: (i) personal benefits provided by the Company and payments under the Company's Executive Perquisites Program (which provides officers above a certain rank with up to a pre-established dollar amount of specified benefits from which they may select); (ii) taxable fringe benefits provided by the Company, including, without limitation, personal automobile and airplane usage and the payment of relocation expenses; and (iii) gross-ups for taxes with respect to benefits provided by the Company, including, without limitation, with respect to the Company's Executive Perquisites Program, restricted stock rights granted by the Company, and the Company's 1992 supplemental retirement plan (the "SRP"). The Company made payments under the Executive Perquisites Program to each of the Named Officers of $27,500 in each of the fiscal years for which compensation is provided for such officer above, except that Mr. Nowick received $27,113 in 1998, Mr. Desbiens received $27,920 in 2000 and $11,460 in 1999, and Mr. Sweitzer received $13,750 in 1999. In addition, the Company provided taxable fringe benefits to the Named Officers in the following amounts: Mr.
    O'Connor -- $41,613 (2000), $31,466 (1999) and $22,577 (1998) (including imputed interest on certain loans made by the Company to Mr. O'Connor pursuant to his employment agreement); Mr. Nowick -- $63,765 (2000), $68,778
    (1999) and $32,102 (1998); Mr. Desbiens -- $6,974 (2000); Mr.
    Stanford -- $26,474 (2000), $3,769 (1999) and $4,986 (1998); Mr.
    Sweitzer -- $14,815 (2000), $30,982 (1999). The gross-up payments for taxes were: Mr. O'Connor -- $124,763 (2000), $171,961 (1999) and $130,866 (1998);
    Mr. Nowick -- $111,460 (2000), $126,566 (1999) and $50,072 (1998); Mr.
    Desbiens -- $59,167 (2000) and $12,727 (1999); Mr. Stanford -- $41,361
    (2000), $51,756 (1999) and $41,527 (1998); Mr. Sweitzer -- $44,488 (2000)
    and $36,053 (1999).


(4) Represents the number of shares of Common Stock underlying stock options granted pursuant to the Company's 1994 and/or 1997 Plans. See "Stock Option Grants in Last Fiscal year" below.

(5) Includes the dollar value of insurance premiums paid by the Company during the covered fiscal year with respect to life insurance maintained on the lives of each of the Named Officers, matching contributions and profit sharing contributions paid by the Company with respect to the Named Officers under the Retirement Plan, and amounts provided under the Company's SRP. During or with respect to fiscal 2000, the Company: (i) paid insurance premiums with respect to life insurance maintained on the lives of the Named Officers in the following amounts: Mr. O'Connor -- $26,455; Mr.
    Nowick -- $1,072; Mr. Desbiens -- $513; Mr. Stanford -- $1,138; and Mr. Sweitzer -- $1,709; (ii) made matching contributions under the Retirement Plan of $4,150 for each of the Named Officers, except for Mr. Desbiens (-0-) and Mr. Sweitzer ($3,612); (iii) made profit-sharing contributions under the Retirement Plan of $4,800 for each of the Named Officers; (iv) made contributions under the SRP for each of the Named Officers in the following amounts: Mr. O'Connor -- $55,403; Mr. Nowick -- $26,827; Mr. Desbiens -- $11,791; Mr. Stanford -- $11,469; and Mr. Sweitzer -- $11,565; and (v)
    forgave $125,000 of principal amount of a $500,000 principal amount loan made by the Company in fiscal 1995 to Mr. O'Connor.

OPTION GRANTS IN LAST FISCAL YEAR


     The following table sets forth certain information concerning individual grants of stock options made during fiscal 2000 to Named Officers. All grants of stock options reflected in the following table were made pursuant to the Company's 1997 Plan and are subject to the terms of such Plan.


                                                                                                POTENTIAL
                                                                                               REALIZABLE
                                                  INDIVIDUAL GRANTS(1)                      VALUE AT ASSUMED
                                  -----------------------------------------------------       ANNUAL RATES
                                  NO. OF SHARES      % OF                                    OF STOCK PRICE
                                    OF COMMON      OPTIONS                                  APPRECIATION FOR
                                      STOCK       GRANTED TO                                 OPTION TERM(2)
                                   UNDERLYING     EMPLOYEES    EXERCISE OR                ---------------------
                                     OPTIONS      IN FISCAL    BASE PRICE    EXPIRATION      5%          10%
NAME                                 GRANTED         YEAR        ($/SH)         DATE         ($)         ($)
----                              -------------   ----------   -----------   ----------   ---------   ---------
William Y. O'Connor.............     150,000        14.63         24.91         3/09      2,349,865   5,955,019
Steven P. Nowick................      90,000         8.78         24.91         3/09      1,409,919   3,573,011
Jean-Pierre Desbiens............      20,000         1.95         24.91         3/09        313,315     794,002
Donald L. Stanford..............      40,000         3.90         24.91         3/09        626,631   1,588,005
Donald R. Sweitzer..............      25,000         2.44         24.91         3/09        391,644     992,503


---------------

(1) Grants reflected in this table were non-qualified options, and the exercise price was equal to the fair market value of a share on the date of grant. These stock options become exercisable in annual ratable installments on the four successive anniversary dates of the respective dates of grant, subject to possible acceleration in the event of the termination of the Named Officers' employment, a change in control of the Company or otherwise as provided in the plans or other agreements. See footnotes (5) and (10) to "Beneficial Ownership of Principal Shareholders and Management" above.


(2) Determined by multiplying: (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option, by (b) the number of shares underlying the option at the end of fiscal 2000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS
VALUES

     The following table sets forth information concerning option exercises by Named Officers during fiscal 2000, and the value of all unexercised stock options held by Named Officers, as well as the number of shares of Common Stock of the Company underlying unexercised stock options held by Named Officers, as of the close of the Company's 2000 fiscal year on February 26, 2000:

                                                               NUMBER OF SHARES OF          VALUE OF UNEXERCISED
                                 SHARES                      COMMON STOCK UNDERLYING            IN-THE-MONEY
                               ACQUIRED ON      VALUE           STOCK OPTIONS(1)              STOCK OPTIONS(2)
                                EXERCISE      REALIZED     ---------------------------   ---------------------------
NAME                               (#)           ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   -----------   -----------   -------------   -----------   -------------
William Y. O'Connor..........     --            --           549,500        262,500       $331,250       $     --
Steven P. Nowick.............     --            --            80,000        200,000       $     --       $     --
Jean-Pierre Desbiens.........     --            --             5,000         35,000       $     --       $     --
Donald L. Stanford...........     --            --             7,500         62,500       $     --       $     --
Donald R. Sweitzer...........     --            --             7,500         47,500       $     --       $     --

---------------

(1) All stock options reflected in this table were non-qualified options granted pursuant to the Company's 1994 and/or 1997 stock option plans and are subject to the terms of such plans. These stock options become exercisable in annual ratable installments on the four successive anniversary dates of the respective dates of grant, subject to possible acceleration in the event of the termination of the Named Officers' employment, a change in control of the Company or otherwise as provided in the plans or other agreements. See footnotes (5) and (10) to "Beneficial Ownership of Principal Shareholders and Management" above.


(2) Calculated based upon the aggregate of the difference between: (i) $20, which was the per-share closing price of the Common Stock on the New York Stock Exchange on February 25, 2000, the last trading day of the Company's 2000 fiscal year, and (ii) the per-share exercise prices for those stock options which were in-the-money on that date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During fiscal 2000, decisions regarding executive compensation were made primarily by the Compensation Committee, subject to the terms of applicable employment agreements and ratification by the full Board in certain circumstances. Mr. O'Connor, the then Chairman, President and Chief Executive Officer, participated in certain deliberations of the Compensation Committee concerning executive officer compensation.



     Messrs. Dewey and Ruys and General Paige were the members of the Compensation Committee during fiscal 2000. See "Executive Compensation Report of the Compensation Committee of the Board of Directors" above.



EMPLOYMENT AND SEVERANCE AGREEMENTS AND ARRANGEMENTS



     During fiscal 2000, the Company was party to employment agreements with Messrs. O'Connor and Nowick. As publicly reported, in July 2000, the Board accepted the resignations of Messrs. O'Connor and Nowick and they left the Company. At that time, they entered into agreements with the Company governing the terms of their severance from the Company. These severance agreements essentially provided (with certain exceptions not individually or in the aggregate material) the payments and benefits required under the terms of Messrs. O'Connor's and Nowick's existing employment agreements in the event of terminations without "Cause" or resignation for "Good Cause".



     Mr. O'Connor originally entered into an employment agreement with the Company in October 1994, which agreement was amended and restated in July 1997 in connection with his promotion to Chief Executive Officer. The term of Mr. O'Connor's amended and restated employment agreement commenced on July 14, 1997 and was to continue until his death, disability, retirement from active employment (with the consent of the Board or in accordance with Company policy), resignation or discharge. The agreement, as most recently in effect, provided for an annual base salary of $600,000 (increased annually based upon the Consumer Price Index and otherwise in the discretion of the Board or the Compensation Committee), an annual performance bonus of up to a maximum of six times his then-current salary, and life insurance and various other benefits (including, but not limited to, medical coverage for Mr. O'Connor and his family, certain club memberships, spousal travel, certain professional services, use of automobile, and certain fringe and other benefits identified in the notes to the Summary Compensation Table above). The agreement provided that Mr. O'Connor's performance bonus was to be determined using a matrix of reasonable quantitative metrics established by and in the reasonable discretion of the Compensation Committee.



     Under the agreement, if Mr. O'Connor's employment with the Company was terminated by reason of his death, retirement from active employment (with consent of the Board or in accordance with the retirement policies of the Company), discharge by the Company for Cause or resignation (other than for Good Reason), Mr. O'Connor (or his estate, as the case may be) was entitled to his base salary, benefit and bonus amounts, if any, accrued through the date of termination, and, in the case of retirement from active employment after age 65, comprehensive medical coverage for Mr. O'Connor and eligible family members and certain term life insurance coverage. If Mr. O'Connor's employment was terminated by reason of disability, discharge by the Company without Cause or by reason of Mr. O'Connor's resignation for Good Reason, he was entitled to receive, in addition to all salary, bonuses and benefits accrued through the date of termination, an amount equal to the sum of three times the average of his base salary, bonuses and certain perquisites for the prior three fiscal years, plus $1,500,000. In addition, in the event of termination of his employment for any of the aforesaid reasons, Mr. O'Connor was entitled to post-employment life insurance for up to three years and comprehensive medical coverage for a minimum of three years after such termination depending on how many years he had been employed by the Company. The agreement further provided in such circumstances for the payment to him of an amount equal to the sum of the present value of all benefits accrued by him under any non-qualified Company plan (including the Supplemental Executive Retirement Plan) and three times the average benefits of, or Company contributions to, over the three previous fiscal years, under all Company plans.



     Mr. O'Connor's agreement also provided that irrespective of the reason for his termination of employment with the Company, he may not compete with the Company for three years after the date of such termination.



     If Mr. O'Connor's employment had terminated within twenty-four months after a change in control of the Company (including as a result of Mr. O'Connor's voluntary resignation not earlier than six months, and not later than one year, following the change in control, but not including his normal retirement), then specific provisions were to apply in lieu of the provisions described above. In such event, Mr. O'Connor would have been entitled to receive, in addition to his salary, benefits and bonus amounts, if any, accrued through the date of termination, an amount equal to 2.99 times the sum of his then-current base salary, most recent performance bonus (or, if higher, the performance bonus most recently awarded to him prior to the change in control) and certain perquisites and other amounts. In addition, in the event of termination of Mr. O'Connor's employment following a change in control, the Company would have been obligated to provide him with life insurance and comprehensive medical coverage after termination, and to pay him the present value of all benefits accrued for him under any non-qualified Company plan and an amount equal to four times the average (over the previous three fiscal years), accrued benefit under, or Company contributions to, all qualified plans. The agreement further required the payment to Mr. O'Connor of an amount equal to any excise tax due as a result of a payment or benefit constituting a "parachute payment" within the meaning of
Section 280G of the Code together with amounts necessary to gross-up Mr. O'Connor for any taxes due thereon.



     A "change in control" would generally be deemed to have occurred under Mr. O'Connor's agreement if any of the following had occurred: (i) individuals comprising the Board of Directors of the Company at the beginning of any consecutive twenty-four month period had ceased (other than due to death or with the approval of a majority of such directors) to constitute a majority of the Board; (ii) any "person" or "group" (as defined under the Securities Exchange Act of 1934, as amended) had become a "beneficial owner" (as defined under the Exchange Act), directly or indirectly, of more than 30% of the combined voting power of the Company's then-outstanding common equity securities; or (iii) the stockholders of the Company had approved a definitive agreement (A) for the merger of the Company into or with another corporation (unless the directors of the Company immediately prior to the merger had constituted a majority of the directors of the surviving corporation or the stockholders of the Company immediately prior to the merger had owned 50% or more of the combined voting power of the surviving corporation) or (B) for the sale or disposition of all or substantially all of the assets of the Company.



     "Good Reason" was defined in Mr. O'Connor's agreement to mean: (i) the assignment of duties that are materially inconsistent with the scope of his stated duties; (ii) the Company's failure to pay him any amounts vested and due under his employment agreement or any other Company plan or policy; (iii) a reduction in benefits to him or a material adverse change in the terms or conditions under which amounts are payable; (iv) a reduction in Mr. O'Connor's title or duties; (v) a breach of the Company's obligations not to relocate him without his consent; (vi) in the case of any merger or similar transaction involving the Company, the failure by the Company to obtain an agreement reasonably satisfactory to Mr. O'Connor from a successor to the Company to assume his employment agreement; or (vii) any material breach by the Company of the agreement. "Cause" was defined to mean: (i) any willful and continuing failure to substantially perform employment duties with a material adverse effect upon the Company; (ii) any engagement in serious misconduct which is injurious to the Company; (iii) any willful and continuing material breach of the agreement, including with respect to confidentiality, protection of intellectual property or non-competition; (iv) conviction of a crime involving fraud, misrepresentation, gambling or a felony with a material adverse effect upon the Company; or (v) habitual intoxication or abuse of drugs or controlled substances.



     In July 2000, the Company and Mr. O'Connor entered into a severance agreement pursuant to which Mr. O'Connor's employment terminated, effective July 5, 2000. At such time, essentially in accordance with the terms of his existing employment agreement in the case of termination of employment without "Cause", the Company made a lump-sum payment to Mr. O'Connor in the amount of $8,748,785 (before required tax withholdings). The severance agreement also provides that Mr. O'Connor shall not be eligible for any Company benefits or perquisites from and after the date of termination of his employment except that the Company has agreed that: (i) for a period of three years (or until Mr. O'Connor's death, if earlier) to continue to provide Mr. O'Connor, at its expense, with the term life insurance coverage provided for in the employment agreement (or, if higher, the amount in effect as of the date of termination of employment); (ii) for a period of eighteen months commencing no later than one year after the date of termination of employment, to provide Mr. O'Connor with certain outplacement services; (iii) for a period of six years (or until Mr. O'Connor's death, if earlier) to continue to provide the medical and related coverage set forth in Mr. O'Connor's employment agreement; (iv) within 30 days after the date of Mr. O'Connor's termination from employment, to pay Mr. O'Connor the present value of all benefits accrued to him under the Company's non-qualified plans (including the Company's Supplemental Retirement Plan for Senior Executives, in which Mr. O'Connor became vested under the severance agreement) and an amount equal to three times the average benefit accrued and/or Company contributions made to the Company's tax qualified defined benefit plan, profit sharing and 401(k) retirement plan and non-qualified plans over the three fiscal years; (v) it will pay to Mr. O'Connor any amount in Mr. O'Connor's account under the Company's profit sharing and 401(k) plan forfeited by Mr. O'Connor due to the termination of his employment; and (vi) it will bear the expense of tax preparation services for the 2000 calendar year, reasonable attorneys' fees incurred by Mr. O'Connor in connection with the negotiation and preparation of the severance agreement, business expenses incurred by, but not reimbursed to, Mr. O'Connor as of the date of termination of his employment and expenses related to club memberships and automobile fringe benefits through the date of termination of his employment. Mr. O'Connor's severance agreement further provides that such of his stock options as were outstanding and previously unvested as of the date of termination of his employment (287,500 shares) accelerated and became vested in full, and such accelerated options and other previously vested outstanding options remain exercisable for one year following the date of termination of his employment, subject to earlier termination as provided in the Company's stock option plans pursuant to which the stock options were granted. The Company also agreed to pay all costs and expenses incurred by Mr. O'Connor in connection with any legal proceeding relating to any provision of the severance agreement, including as to its enforcement, unless Mr. O'Connor institutes and fails to prevail in such proceeding. Finally, the Company agreed to fully indemnify Mr. O'Connor in connection with the performance of services under his employment agreement and the termination of his employment and to cause Mr. O'Connor to continue to be covered by the Company's directors and officers liability insurance substantially similar to that provided to the Company's directors and officers.



     Under the terms of the severance agreement, Mr. O'Connor agreed for a period of three years after the date of termination of employment: (i) to reasonably assist the Company in connection with any claims, investigations, litigation or similar proceedings involving the Company with respect to the period of Mr. O'Connor's employment; (ii) not to engage in any business which competes with the Company's lottery and gaming, electronic benefits transfer and/or network communications services business or any other business which the Company was engaged in, or proposed to be engaged in, at the time of Mr. O'Connor's termination from employment; and (iii) not to intentionally disturb or interfere with any business relationship of the Company (including with its employees).



     Mr. O'Connor and the Company entered into mutual releases based upon Mr. O'Connor's employment or the termination of his employment.



     Mr. Nowick's employment agreement with the Company was dated as of January 15, 1999, with effect from July 11, 1997. The agreement provided for: an annual base salary of $360,000 (was subject to increase each March 1, commencing in 1999 to reflect any increase in the Consumer Price Index); an annual management incentive bonus of up to a maximum of two times his base salary (based upon the attainment of personal and Company performance objectives); contribution by the Company of $669,032 to the Income Deferral Plan for Mr. Nowick's account; and various other benefits, including, but not limited to, home buyout option, use of automobile, medical coverage for Mr. Nowick and his family, tax preparation and participation in the Company's stock option, perquisites and other benefit plans for senior executives. In the agreement, Mr. Nowick agreed, among other things, not to compete with the Company in the lottery and gaming business for three years, or in any other business for one year, following termination of his employment.



     The initial term of Mr. Nowick's agreement was to end February 28, 2001. On March 1, 2001 and on each subsequent March 1, the term of the agreement was to have been automatically extended for one year unless at least 180 days prior to such date either the Company or Mr. Nowick had notified the other that it or he did not wish to extend the term. If the term of Mr. Nowick's employment had terminated by death, retirement, discharge for Cause or resignation other than for Good Reason, he would generally have been entitled to receive his then-current base salary and benefits accrued up to the date of termination or as otherwise provided by the terms of the specific benefit plans in which he participated. If Mr. Nowick's employment term terminated as a result of his disability, discharge without Cause or resignation for Good Reason, the Company was required to continue: (i) his then-current base salary for three years following such termination, or until his earlier death, and (ii) his life insurance and medical coverage for one year following such termination. With certain exceptions, the terms "Change in Control," "Good Reason" and "Cause" in Mr. Nowick's employment agreement are defined in generally the same manner as such terms were defined in Mr. O'Connor's employment agreement as described above.



     Mr. Nowick resigned his position with the Company effective July 5, 2000. At such time, Mr. Nowick and the Company entered into an agreement setting forth the terms and conditions governing Mr. Nowick's severance from the Company. Pursuant to this agreement, the Company agreed to pay Mr. Nowick a total of $1,750,000, $750,000 of which was paid at the time of Mr. Nowick's resignation from the Company, with the remainder payable in equal monthly installments over the twenty-four months following Mr. Nowick's resignation. These payments are equal in amount to three years of Mr. Nowick's base salary plus $250,000 paid in consideration for Mr. Nowick's waiver of certain notice requirements provided for in his employment agreement related to the termination of his employment. Mr. Nowick is also to receive all benefits provided under his employment agreement in the event of resignation for Good Reason (including life insurance coverage for Mr. Nowick for one year, subject to continued employee contribution), all accrued but unused vacation pay, his balance in or value of all qualified and nonqualified Company compensation or retirement plans, all unreimbursed travel and entertainment expenses and title to his Company car. Additionally, the Company agreed to provide Mr. Nowick and his family, at the Company's sole cost, with continued medical, dental and optical coverage for a period of six years following his resignation. Mr. Nowick's outstanding unvested stock options (220,000 shares) accelerated and became vested in full on the date of Mr. Nowick's resignation and such accelerated options and other previously vested options will remain exercisable under the terms of Mr. Nowick's agreement with the Company, for one year thereafter. For a period of two years after the date of his resignation, Mr. Nowick has agreed not to: (i) engage directly or indirectly (whether as an owner (exclusive of certain diminimus levels of investment), manager, operator, employee or consultant) in the lottery and gaming business; or (ii) disturb or interfere with any Company business relationship.



     Mr. Turner entered into an employment agreement with the Company in August, 2000, to serve as Chairman of the Board. The term of Mr. Turner's agreement commenced on August 9, 2000, and continues for a period of two years. The agreement provides for an annual base salary of $300,000, as well as various other benefits including, but not limited to, relocation expenses; housing costs (unless and until Mr. Turner purchases a residence in Rhode Island, in which case the Company shall be obligated to reimburse Mr. Turner for all transaction costs, including closing costs and moving expenses, but Mr. Turner shall remain responsible for the purchase price of the residence and all finance charges associated with the purchase); use of an automobile; life insurance; medical coverage for Mr. Turner and his family; legal fees incurred by Mr. Turner associated with the negotiation and preparation of the agreement; perquisites (on a pro rata basis for fiscal year 2001) and other benefit plans for senior executives. To the extent that Mr. Turner incurs any Rhode Island income tax liability for any deferred income payments he receives from previous employers, the Company is obligated to pay to him an amount in cash equal to the sum of such Rhode Island state income taxes plus a grossed-up amount necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Mr. Turner by reason of the Company's payment of the amount of such Rhode Island income taxes incurred by reason of the grossed-up payments. Mr. Turner is not eligible to earn any incentive bonus.



     Effective August 9, 2000, Mr. Turner was granted options to purchase 100,000 shares of Common Stock under the 1997 Plan with an exercise price of $20.41 per share. So long as Mr. Turner is still retained under this agreement and has not been terminated, the Company will grant him options to purchase 50,000 shares of Common Stock under the 1997 Plan (or any successor plan) on each of the following dates: November 15, 2000, February 15, 2001, May 15, 2001, August 15, 2001, November 15, 2001, February 15, 2002, May 15, 2002, and the
second anniversary of the effective date of the agreement (August 9, 2002). In the event that the Company hires a Chief Executive Officer for the Company before the expiration of the term of this agreement, the Company will grant to Mr. Turner options to purchase 100,000 shares of Common Stock under the Stock Option Plan in effect on the effective date of the Chief Executive Officer's employment agreement. All of the grants of options are subject to and conditioned upon the Company obtaining any necessary shareholder approvals.



     Effective August 9, 2000, Mr. Turner was granted 100,000 shares of Restricted Stock ("Restricted Shares") under the Company's 2000 Restricted Stock Plan (the "Restricted Stock Plan"). (See the last paragraph of "Employment and Severance Agreements and Arrangements" for information concerning this plan.) The Restricted Shares required no payment by Mr. Turner, vested immediately and may be transferred in accordance with the terms and conditions of the 2000 Restricted Stock Plan. The Company will pay to Mr. Turner an amount in cash equal to the sum of such federal and state income taxes and any federal medicare taxes payable by Mr. Turner as a result of the granting of such Restrictive Shares plus a grossed-up amount necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Mr. Turner by reason of the Company's payment of the amount of such Rhode Island income taxes incurred by reason of the grossed-up payments. Mr. Turner will not receive any payment from the Company respecting any tax liability associated with any transfer of the Restricted Shares by him.



     The Company has agreed to indemnify and hold harmless Mr. Turner for any claims, demands or causes of action arising out of the non-competition agreement between Mr. Turner and Citicorp, including, but not limited to, reimbursing Mr. Turner for all costs of defense, including reasonable attorneys' fees, and any losses of deferred compensation from Citicorp sustained by Mr. Turner as a result of this agreement.

     Under the agreement, if Mr. Turner's employment with the Company is terminated by reason of his death, discharge for Cause or resignation for other than Good Reason, Mr. Turner (or his estate, as the case may be) is entitled to his base salary through the effective date of such termination and any other amounts to which Mr. Turner is entitled to under the agreement up to the effective date of such termination. If Mr. Turner's employment is terminated by reason of disability, discharge without Cause or by reason of Mr. Turner's resignation for Good Reason, he is entitled to receive the remaining amount of the base salary for the balance of the term of the agreement (as if the term had not been terminated). Mr. Turner also would be entitled to receive any additional benefits he may be entitled to under the express terms of the applicable benefits plans (other than bonus and severance plans), as well as to whatever medical coverage, if any, as is required to be provided by applicable law.



     "Good Reason" is defined in Mr. Turner's agreement to mean: (i) the assignment of duties, responsibilities and/or reporting relationship that are materially inconsistent with the scope of his stated duties; (ii) the Company's failure to pay him any amounts vested and due under his employment agreement or any Company plan or policy; (iii) a reduction in the compensation or benefits payable to him or a material adverse change in the terms or conditions under which such amounts are payable; (iv) a reduction in Mr. Turner's title without his consent (unless the shareholders fail to elect him as a director at the next annual meeting) or in his authorities, duties or responsibilities; (v) a relocation of Mr. Turner's principal place of employment by the Company in excess of 50 miles from West Greenwich, Rhode Island; (vi) any material breach of the agreement by the Company. "Cause" is defined to mean: (i) any willful failure to substantially perform his duties; (ii) engaging in serious misconduct which is injurious to the Company; (iii) any material breach by Mr. Turner of the agreement; (iv) conviction of, or pleading nolo contendere to, a crime that constitutes a felony or is a gambling-related offense; (v) habitual intoxication or abuse of drugs or controlled substances.



     Mr. Turner's agreement also provides that irrespective of the reason for his termination of employment with the Company, he may not compete with the Company during the term of the agreement or for two years after the date of such termination.



     A "change in control" is defined in Mr. Turner's agreement to mean: (i) any "person" or "group" (as defined under the Securities Exchange Act of 1934, as amended) becomes a "beneficial owner" (as defined under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities representing 30% or more of the combined voting power of the Company's then-outstanding securities; or (ii) the stockholders of the Company approve a definitive agreement (A) for the merger of the Company into or with another corporation (so long as the majority of the directors of the surviving corporation were not directors of the Company immediately prior to the effective date of such merger or the stockholders of the Company immediately prior to the effective date of such merger own less than 30% of the combined voting power in the then-outstanding securities in such surviving corporation) or (B) for the sale or disposition of all or substantially all of the assets of the Company; or
(iii) the purchase of 30% or more of the Stock pursuant to any tender or exchange offer made by any "person" including a "group" (as defined under the Securities Exchange Act of 1934, as amended), other than the Company, any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates. In the event of a change in control during the term of the agreement, Mr. Turner is entitled to receive the amount of $1,000,000, and the agreement and his employment will terminate on the effective date of the change in control. Mr. Turner is not eligible to receive any other compensation in the event of a change in control.


     Thomas J. Sauser resigned as Senior Vice President and Chief Financial Officer of the Company, effective October 22, 1999. Pursuant to an employment severance agreement and release with the Company, Mr. Sauser received salary and certain benefits for fiscal 2000 of $403,000. In addition, the Company sold to him for a nominal consideration, his company automobile, a company-owned fax machine and company-owned computer, and agreed to reimburse Mr. Sauser and his wife for the cost of their medical benefits received under the Consolidated Omnibus Budget Reconciliation Act (COBRA) through April 23, 2001 and to continue providing him with life insurance coverage through April 23, 2001, tax preparation services for calendar years 1999 and 2000, and executive outplacement services for a maximum period of twelve months. Under the terms of this severance agreement, the Company will continue to pay Mr. Sauser at a rate of $309,000 per annum, in bi-weekly installments through and including April 23, 2001. The agreement also provided for mutual releases of claims and liabilities, except for certain continuing indemnification obligations, and Mr. Sauser agreed to continue to be bound by certain restrictive covenants.


     The Company does not presently have formal employment agreements with the other current Named Officers, although the Company has entered into agreements with these executives (and with certain other executives) with respect to employment arrangements in the event of a "Change in Control" of the Company. These agreements provide for three-year employment terms for the covered executives commencing upon the date a change in control occurs (or earlier in certain circumstances where actions are taken in anticipation of a change in control). During each such employment term, the covered executive is to be employed in a position at least equal in all material respects with the highest position held by such executive during the six months immediately preceding the change in control and will be entitled to a base annual salary, annual bonus and benefits in values and amounts at least equal to those provided by the Company to the executive immediately prior to the commencement of the term of employment. In addition, upon the occurrence of a change in control, all benefits accrued by the executive under all non-qualified Company plans (including the Supplemental Retirement Plan) will become fully vested and shall be contributed to a rabbi trust for the benefit of the covered executive, and all options held by the executive will become fully vested and exercisable by the executive.


     If an executive's employment is terminated during the term of employment (including as a result of resignation by executive without Good Reason), such agreement provides with respect to the year in which his employment is terminated, that he will receive his base salary, bonus, and other compensation and benefits through the date of termination in accordance with Company policy in effect immediately prior to the commencement of the term of employment. In the event that a covered executive's employment is terminated (other than for Cause) or such executive resigns for Good Reason, the Company is obligated to pay an amount equal to 2.99 times the sum of: (i) his then-current annual base salary; (ii) the total cash bonus received by the executive during the most recent full fiscal year; plus (iii) the maximum amount allowable under the Executive Perquisite Program during the most recent calendar year. In addition, the covered executive (together with his beneficiaries and dependents) will become fully vested in and continue to participate for up to three years at no cost to the executive in all Company life insurance and welfare plans on terms at least as favorable to executive as in effect immediately prior to termination. In addition, the executive will be entitled to receive the sum of all benefits accrued under the non-qualified plans plus the product of 2.99 times the average benefit accrued and/or contributions made to such non-qualified plans over the preceding three years. Such agreements further provide for the payment to the covered executives of amounts equal to any excise tax due as any payment or benefit constituting a "parachute payment" within the meaning of Section 280G of the Code, together with amounts necessary to gross-up such executives for any taxes due with respect thereto. With certain exceptions, the terms "Change in Control," "Good Reason" and "Cause" are defined in these agreements in generally the same manner as the corresponding terms are defined in Mr. O'Connor's employment agreement as described above.

     Under the terms of the Company's option plans and various agreements, the exercisability of outstanding stock options may accelerate in the event of a change in control or termination of employment.

     The Company has two defined contribution 401(k) retirement savings and profit sharing plans (the "Plans") covering (subject to applicable time of service requirements) substantially all full-time employees in the United States, including the Named Officers. Under these Plans, an eligible employee may elect to defer receipt of a portion of base pay for each year in which case the Company will contribute this amount on the employee's behalf to the Plans and also will make a matching contribution equal to 50% of the amount that the employee has elected to defer, up to a maximum matching contribution of 2 1/2% of the employee's base pay. The Company, at its discretion, may contribute additional amounts to the Plans on behalf of employees based upon its profits for a given fiscal year. Participants are 100% vested at all times in their entire account balance in the Plans. Benefits under the Plans generally will be paid to participants upon retirement or in certain other limited circumstances. The Company also has a Supplemental Retirement Plan, that is a defined contribution plan that provides to certain key employees, including the Named Officers, additional retirement benefits. The Company, at its discretion, may contribute additional amounts to the plan on behalf of such key employees equal to the percentage of profit sharing contributions contributed for the calendar year, multiplied by the key employees' compensation (as defined) for such year. See "Summary Compensation Table," above.



     In August 2000, the Board of Directors approved the Company's 2000 Restricted Stock Plan which provides for the grant of restricted stock awards to key employees of the Company and it subsidiaries. The Restricted Stock Plan authorizes an aggregate of 400,000 Shares to be issued pursuant to restricted stock awards ("RSAs"). The Shares to be delivered under the plan will be made available solely from issued Shares that have been reacquired by the Company. The Restricted Stock Plan is to be administered by the Compensation Committee of the Board, or another committee appointed by the Board, which committee has broad discretion to administer the plan. The Restricted Stock Plan provides that restricted stock awards will be subject to such restrictions (including as to transfer) and such forfeiture conditions as the Committee may determine. In August 2000, the Compensation Committee approved the grant of 15,000 RSAs, without payment of any consideration, to each of Jean-Pierre Desbiens, Donald L. Stanford, Donald R. Sweitzer and Jaymin B. Patel, Senior Vice President and Chief Financial Officer, pursuant to restricted stock agreements entered into with each executive. These agreements provide for the vesting of 50% of each RSA on the nine month anniversary of the date of grant and the vesting of the remaining 50% of each RSA on the seventeenth month anniversary of the date of grant. Each of these restricted stock agreements provides that all RSAs shall become vested and non-forfeitable (to the extent they are unvested) if the grantee dies or becomes disabled or is terminated from employment by the Company without cause (as defined in the Restricted Stock Plan). If the restricted stockholder ceases to be employed by the Company for other reasons (including by reason of termination for cause or voluntary termination) all of his or her unvested RSAs are forfeited.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph set forth below compares, for the period February 26, 1995, through February 26, 2000 (the end of the Company's 2000 fiscal year), the cumulative total return to holders of Common Stock of the Company with the cumulative total return of the Standard & Poor's Composite 500 Index (the "S&P 500") and of a peer group index of three companies selected by the Company (the "Peer Group").

     The Peer Group consists of International Totalizator Systems, Inc. (on-line lottery and totalizator), International Game Technology (video lottery) and Autotote Corporation (on-line lottery). Previously, Powerhouse Technologies, Inc. was a member of the Peer Group. However, during fiscal 2000, Powerhouse Technologies, Inc. was acquired by another company, and consequently has been omitted from the Peer Group and from the performance graph set forth below. The Company elected to use the Peer Group Index rather than a published industry or line of business index because the Company is not aware of any such published index of companies which are as comparable in terms of their businesses. For the purposes of the Peer Group Index, the Peer Group companies have been weighted based upon their relative market capitalizations.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
              AMONG GTECH HOLDINGS CORPORATION, THE S&P 500 INDEX
LINE GRAPH                      AND A PEER GROUP

                                                     GTECH HOLDINGS
                                                       CORPORATION                 PEER GROUP                   S & P 500
                                                     --------------                ----------                   ---------
2/95                                                     100.00                      100.00                      100.00
2/96                                                     164.15                       99.46                      134.71
2/97                                                     157.86                      115.01                      169.95
2/98                                                     178.62                      161.04                      229.44
2/99                                                     113.84                      125.79                      274.72
2/00                                                      98.11                      124.00                      306.95


     The above graph assumes an investment of $100 in the Company, the S&P 500 companies and in the Peer Group companies on February 26, 1995, and that all dividends were reinvested. The performances indicated in the above graph and table are not necessarily indicative of future performance.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1995, the Company implemented a loan program under which employees whose restricted stock units or rights granted to them by the Company became taxable compensation to them could obtain loans from the Company to assist them in paying applicable federal and state income tax withholding. During fiscal 2000, Mr. O'Connor repaid in full his outstanding loan balance under this program of $10,496, plus interest.

     During fiscal 1995, the Company, pursuant to the terms of its employment agreement with Mr. O'Connor, made loans to him to enable him to retire certain third-party indebtedness. The loans to Mr. O'Connor consisted of $400,000 under a line of credit arrangement which bore no interest and which was repaid in full during fiscal 1997, and $500,000 bearing interest at the rate of 6.0% per annum which was repayable in full on or before November 1, 1999. During fiscal 1998, the Company extended the due date of the $500,000 loan to January 1, 2000 and agreed to forgive the principal amount of such loan in four installments of $125,000 each on August 1, 1997 and on January 1, 1998, 1999 and 2000. On
January 1, 2000, the last $125,000 principal installment was forgiven and Mr. O'Connor paid the remaining balance of interest charges.


     In connection with the employment of Mr. Nowick, during fiscal 1999 and fiscal 2000 the Company provided, at its expense, third party home relocation services to Mr. Nowick with respect to two homes. Ultimately, the home relocation service purchased both these homes from Mr. Nowick and his wife. The amount paid by the Company to the home relocation service for the above services rendered to Mr. Nowick was approximately $700,000.

     Certain current and former officers and directors of the Company are parties to indemnification agreements with the Company providing for advances of their expenses and their indemnification by the Company against certain liabilities (including legal fees and expenses) incurred in legal proceedings or otherwise in connection with their present or past status as an officer or director of the Company. In addition, the Company's By-Laws provide for similar advancement of expenses to and indemnification of directors and officers of the Company. During fiscal 2000, no amounts were paid by the Company pursuant to such indemnification agreements or such By-Law provisions with respect to persons serving as directors or executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 , as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("reporting persons"), to file certain reports of ownership and changes in their ownership of the Company's equity securities with the SEC and the New York Stock Exchange. As a result of an administrative oversight, the Company failed to file Forms 3, 4 and/or 5 within the time period specified by Rule 16(a) on behalf of the following officers and directors of the Company with respect to fiscal year 2000: Form 3 (one late report) -- Senior Vice President David J. Calabro, Senior Vice President Jean-Pierre Desbiens, Senior Vice President and Chief Financial Officer Jaymin B. Patel, Vice President and Treasurer William M. Pieri, and Director W. Bruce Turner; Form 4 (one late report reflecting one transaction) -- Directors Robert M. Dewey, Jr., Burnett W. Donoho, The Rt. Hon. Lord Moore, P.C., Lt. Gen. Emmett Paige, Jr. (Ret.) and Anthony Ruys; Form 5 (one late report reflecting one transaction) former Chairman of the Board and Chief Executive Officer William Y. O'Connor, former President and Chief Operating Officer Steven P. Nowick, Vice President and Controller Robert J. Plourde, former Senior Vice President, Treasurer and Chief Financial Officer Thomas J. Sauser, Senior Vice President Donald R. Sweitzer and Senior Vice President Donald L. Stanford. Such Forms 3, 4 and 5 subsequently were filed.


     Based solely on the Company's review of Forms 3, 4 and 5 received by it from reporting persons with respect to fiscal year 2000, the Company believes that, except as set forth above, all Forms 3, 4 and 5 required of reporting persons by Section 16(a) were filed on a timely basis.

INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP served as the Company's independent public accountants for fiscal 2000. The Company anticipates that Ernst & Young LLP will serve as its independent public accountants for fiscal 2001, subject to the approval of the Audit Committee and/or Board of Directors.

     A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

SOLICITATION OF PROXIES

     The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specifically compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy material for the 2001 Annual Meeting of Shareholders, shareholders' proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than February 15, 2001.

MISCELLANEOUS

     A copy of the Company's 2000 Annual Report to Shareholders either has previously been mailed to you or is being mailed with this proxy statement but is not to be regarded as proxy solicitation material.

     THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2000. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE CHARGE. ALL REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.


                                          By order of the Board of Directors,

                                          Brendan J. Radigan, Assistant
                                          Secretary


September 19, 2000

                                    APPENDIX

                           GTECH HOLDINGS CORPORATION
             2000 OMNIBUS STOCK OPTION AND LONG-TERM INCENTIVE PLAN

                                   SECTION 1
                                PURPOSE OF PLAN

     The purpose of this 2000 Omnibus Stock Option and Long-Term Incentive Plan (the "Plan") is to advance the interests of GTECH Holdings Corporation ("GTECH" or the "Company") and its stockholders by enabling GTECH and its Affiliates to attract and retain highly talented employees who are in a position to make significant contributions to the success of GTECH, to reward them for their contributions to the success of GTECH, and to encourage them, through stock ownership, to increase their proprietary interest in GTECH and their personal interest in its continued success and progress.

     The Plan provides for the award of GTECH stock options and GTECH common stock. Options granted pursuant to the Plan may be incentive or non-qualified stock options. Stock awards may be in the form of Stock Appreciation Rights, Restricted Stock Awards and Performance Awards. Options granted pursuant to the Plan shall be presumed to be non-qualified options unless expressly designated as incentive options at the time of Grant.

                                   SECTION 2
                                  DEFINITIONS

     For the purposes of this Plan and related documents, the following definitions shall apply:

          (a) "Affiliate" means any corporation which is a subsidiary of the Company within the definition of "subsidiary corporation" under Code
     Section 424(f).

          (b) "Award Agreement" means the stock option agreement, restricted stock agreement, stock appreciation right agreement, performance award agreement or other written agreement between GTECH and a Participant that evidences and sets out the terms and conditions of a Grant, as it may be amended from time to time.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Cause" means activities which constitute a serious breach of conduct as determined by the Board in its sole discretion, including, but not limited to: (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or its Affiliates (other than due to physical or mental illness) after reasonable notice to the Participant of such failure; (ii) the Participant's engaging in serious misconduct that is injurious to the Company and/or its Affiliates; (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company and/or its Affiliates not to disclose or misuse any information pertaining to the Company or not to compete or interfere with the Company and/or its Affiliates; or (v) abuse of illegal drugs or other controlled substances, or habitual intoxication.

          (e) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (f) "Committee" means the Compensation Committee of the Board or such other committee of the Board designated from time to time by resolution of the Board. If at any time no Committee shall be in office, the functions of the Committee specified herein shall be exercised by the Board.

          (g) "Company" or "GTECH" means GTECH Holdings Corporation, a Delaware corporation, or any successor thereof.

          (h) "Effective Date" means the date on which the Board adopts the Plan, as set forth in Section 14 of the Plan.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" means, as of any given date, the mean of the highest and lowest quoted selling prices of the Stock on the New York Stock Exchange (consolidated trading) or such other method of determining Fair Market Value as shall be authorized by the Code, or the rules and regulations thereunder, and adopted by the Committee. In the event that there are no sales of the Stock on any such exchange or market on the date of the Grant (or such other date as is specified herein), the Fair Market Value of the Stock on the date of the Grant (or such other date as is specified herein) shall be deemed to be the closing sales price on the next preceding day on which the Stock was sold on any such exchange or market. In the event that the Stock is not listed on any such market or exchange on the applicable date, a reasonable valuation of the Fair Market Value of the Stock on such date shall be made by the Board.

          (k) "Grant" means an award of an Option, Restricted Stock, Stock Appreciation Right or Performance Award under the Plan.

          (l) "Incentive Option" means any option granted under the Plan intended to satisfy the requirements under Code Section 422(b) as an incentive stock option, and expressly designated as an incentive option at the time of Grant.

          (m) "Non-Qualified Option" means any option granted under the Plan that does not qualify as an Incentive Option.

          (n) "Participant" means an employee who receives or holds an Option, Restricted Stock Award, Stock Appreciation Right or Performance Award under the Plan.

          (o) "Performance Award" shall mean any right granted under Section 9 of the Plan.

          (p) "Plan" means the GTECH Holdings Corporation 2000 Omnibus Stock Option and Long-Term Incentive Plan.

          (q) "Restricted Stock Award" means shares of Stock awarded to a Participant pursuant to Section 8 of the Plan.

          (r) "Restricted Stock" means shares of Stock purchased by, or awarded to, a Participant pursuant to Section 8 of the Plan.

          (s) "Securities Broker" means a registered securities broker acceptable to the Company who agrees to affect the cashless exercise of an Option pursuant to Section 6 of the Plan.

          (t) "Stock" means shares of the Company's authorized common stock, $.01 par value per share.

          (u) "Stock Appreciation Right" or "SAR" means any right granted under
     Section 7 of the Plan.

          (v) "Stock Option" or "Option" means any Incentive Option or Non-Qualified Option to purchase shares of Stock granted pursuant to
     Section 6 of the Plan.

          (w) "Total Disability" means a "total and permanent disability" as defined in Code Section 22(e)(3).

                                   SECTION 3
                             ADMINISTRATION OF PLAN

     (a) Administration by Committee. The Plan shall be administered by the Committee who shall be appointed by the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan to:

          (i) award Grants consisting of Options, Restricted Stock Awards, Stock Appreciation Rights or Performance Awards, to such eligible persons as the Committee may select;

          (ii) determine the timing of Grants and the number of shares of Stock subject to each Grant, subject to the limitations set forth in Section 4(a) hereof;

          (iii) determine the terms and conditions of each Grant, including whether an Option is an Incentive Option or a Non-Qualified Option (consistent with the requirements of the Code) and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting or forfeiture of a Grant;

          (iv) adopt such rules and regulations as the Committee may deem necessary or appropriate to carry out the purposes of the Plan; and

          (v) interpret the provisions of the Plan and of any Grants made hereunder and decide any questions and settle all controversies and disputes that may arise in connection with the Plan.

     All decisions, determinations, interpretations or other actions by the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates and Participants and their respective legal representatives, their successors in interest and permitted assigns and upon all other persons claiming by, through, under or against any of them. Notwithstanding any provision herein to the contrary, the Committee shall not grant any Options or Stock Appreciation Rights with an exercise price less than Fair Market Value of the Stock on the date of the Grant.

     (b) Grants to Officers and Directors. Notwithstanding the foregoing, (i) Grants issued to officers or other persons subject to Section 16 of the Exchange Act which are intended to comply with the exemption provided by Exchange Act Rule 16b-3(d)(1) shall be approved by the Board or a committee of the Board that meets the requirements described Exchange Act Rules 16b-3(d)(1) and 16b-3(b)(3); and (ii) Grants to the CEO and other officers considered "covered employees" under Code Section 162(m)(3) which are intended to comply with the exemption provided by Code 162(m)(4)(c) shall be approved by the Board or a committee of the Board that meets the requirements contained in Treasury Regulation Section 1.162-27(e)(3).

                                   SECTION 4
                       AUTHORIZED SHARES AND ADJUSTMENTS

     (a) Stock Subject to Plan. The stock to be subject or related to Grants under the Plan shall be shares of the Company's Stock and may be either shares held in the treasury of the Company or authorized and unissued shares. Subject to adjustment in accordance with Section 4(b) below, up to an aggregate maximum of 1,800,000 shares shall be authorized for Grants under the Plan. No more than 50% of the maximum number of shares authorized by this Plan shall be granted in the form of Stock Appreciation Rights, Restricted Stock Awards and Performance Awards payable in Stock; and, further, in any one calendar year, Stock Options and Stock Appreciation Rights granted to a Participant may not exceed in the aggregate 500,000 shares of Stock authorized under the Plan.

     Any shares of Stock subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof) without having been exercised, any shares of Stock that are subject to a Grant that are forfeited, and any shares of Stock withheld for the payment of taxes with respect to a Grant shall continue to be available for Grants under the Plan; provided, however, that except as contemplated in Section 4(b) below, no Stock Option shall be exchanged for another Stock Option with a lower exercise price. If the exercise price of any Option is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, exchange of shares, distribution payable in capital stock, recapitalization or other change in GTECH's capital stock, the number and kind of shares of Stock subject to Grants then outstanding or subsequently awarded under the Plan, the exercise price of any outstanding Option or SAR, the maximum number of shares of Stock that may be delivered under the Plan, the annual limit on Grants specified in Section 4(a) above and other relevant provisions shall be adjusted as deemed appropriate by the Committee to reflect such event.

                                   SECTION 5
                                  ELIGIBILITY

     Officers and other employees of the Company and its Affiliates (but excluding members of the Committee and any person who serves only as a non-employee director of the Company and/or its Affiliates) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Affiliates and who are selected by the Committee are eligible for Grants under the Plan. The selection of an employee for a Grant at any time does not give an employee the right to receive any additional Grants in the future, unless such employee is again selected by the Committee.

                                   SECTION 6
                                 STOCK OPTIONS

     (a) Grant of Option. The Committee shall have the authority to grant Incentive Options, Non-Qualified Options, or both types of Stock Options to any Participant. To the extent that any Stock Option does not qualify as an Incentive Option, it shall constitute a separate Non-Qualified Option. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     (b) Terms and Conditions of Options. Each Stock Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (i) Option Price. The option exercise price per share of Stock shall be determined by the Committee at the time of Grant and in no event shall be less than 100% of the Fair Market Value of the Stock on the date of the Grant. However, any Incentive Option granted to any optionee who, at the time such Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a "Subsidiary" corporation (as such term is defined in the Code and the regulations promulgated thereunder), shall have an exercise price not less than 110% of Fair Market Value per share on the date of the Grant.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. However, any Incentive Option granted to any optionee who, at the time the Option is granted owns more than 10% of the voting power of all classes of stock of the Company, or of a Subsidiary corporation, may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of such Option.

          (iii) Exercisability. Subject to Section 10 and Section 12 below, Stock Options shall be exercisable at such time or times (including on an accelerated basis) and subject to such terms and conditions as shall be determined by the Committee at or after Grant; provided, however that except as provided in Section 6(b)(vi) or Section 10 below, unless otherwise determined by the Committee at or after Grant, no Stock Option shall be exercisable during the six months following the date of the granting of such Option. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted under the Plan shall be forfeited.

          (iv) Method of Exercise. Subject to the terms and conditions established by the Committee, Stock Options may be exercised, in whole or in part to the extent exercisable, at any time and from time to time during the option exercise period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after Grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee; provided, however, that in the case of an Incentive Option, the right to make payment in the form of currently owned shares may be
                                        4
     authorized only at the time such Option is granted. If payment of the option exercise price of a Stock Option is made in whole or in part in the form of stock already owned by the Participant, the Company shall require that the Stock be owned by the Participant for a period of time so that such payment would not result in a charge to the Company's earnings as a result of the exercise. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a "cashless exercise" of an Option. Any such cashless exercise shall be effective by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

          (v) Transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by laws of descent and distribution, except to the extent otherwise permitted by the Committee, and all Stock Options shall be exercisable, during such optionee's lifetime, only by the optionee, except to the extent otherwise permitted by the Committee and, in the case of Stock Options intended to be Incentive Stock Options, under the applicable provisions of Code Section 422 and the regulations promulgated thereunder. A transferred Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Stock Option immediately prior to transfer.

          (vi) Termination of Employment. Subject to Section 10 and Section 12 below, at or after Grant, the Committee shall determine, in its sole discretion, the period, if any, during which a vested Option may be exercised following termination of the optionee's employment with GTECH and its Affiliates by reason of death, Total Disability, retirement or termination without Cause, and whether and to what extent unvested Options shall be exercisable on an accelerated basis; provided, however, that no Option may be exercised after the specified expiration date of the Option. Unless otherwise determined by the Committee at or after Grant, if an optionee's employment with the Company and its Affiliates is terminated for any reason other than for Cause, no further installments of his or her Option shall become exercisable after such termination of employment and his or her Options which are then exercisable shall terminate on the earlier of (A) six (6) months (three months if the Option is an Incentive Option unless such Incentive Option has been converted into a Non-Qualified Option) following the date of the Optionee's termination of employment with the Company and its Affiliates or (B) the specified expiration date of the Option. For purposes of this Section 6, an approved leave of absence shall not constitute a termination of employment under the Plan. An approved leave of absence shall mean an absence approved pursuant to the policy of the Company for military leave, sick leave, or other bona fide leave, not to exceed ninety (90) days or, if longer, as long as the employee's right to re-employment is guaranteed by contract, statute or the policy of the Company. Notwithstanding the foregoing, in no event shall an approved leave of absence extend an Option beyond the specified expiration date of the Option.

          (vii) Termination for Cause. Unless otherwise determined by the Committee, in its sole discretion, if an optionee's employment by the Company and its Affiliates is terminated for Cause, all unexercised vested and non-vested outstanding Options held by such optionee shall lapse and be forfeited immediately on the date of such termination of employment.

     (c) Incentive Stock Option Limitations. To the extent required for "Incentive Option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of Grant) of the Stock with respect to which Incentive Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or a Parent or Subsidiary of the Company (within the meaning of Section 424 of the Code) shall not exceed $100,000. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the optionee(s), so as to disqualify any Incentive Option under such Section 422 of the Code.

     (d) Conversion of Incentive Options into Non-Qualified Options. The Committee, at the written request or with the written consent of any holder of an Incentive Option, may take such actions, in its discretion, as may be necessary to convert such holder's Incentive Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Option, regardless of whether the holder is an employee of the Company or its Affiliates at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period. At the time of such conversion, the Committee, (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Option as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any holder the right to have such holder's Incentive Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee shall take appropriate action.

                                   SECTION 7
                           STOCK APPRECIATION RIGHTS

     (a) Grant of SARs. Grants may be made in the form of Stock Appreciation Rights (SARs). A SAR may be granted in tandem with all or a portion of a related Option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the Grant of the related Option or at any time thereafter during the term of the Option. The grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of this Section 7 and to the limitations set forth in Section 4(a). In no event shall any SARs granted extend for a period in excess of ten years from the date of Grant.

     (b) Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the "exercise price" of such an SAR shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than one-hundred percent (100%) of the Fair Market Value of the Stock on the date of Grant of the Tandem SAR. If a related Option is exercised as to some or all of the shares covered by the Grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for a Grant in accordance with
Section 4 hereof, except to the extent any shares of Stock are issued to settle the SAR.

     (c) Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The exercise price per share of a Freestanding SAR shall be set by the Committee at the date of Grant and in no event shall be less than 100% of the Fair Market Value of the Stock on the date of the Grant.

     (d) Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time, the SAR by its terms remains exercisable and, if exercised, would result in a payment to the holder of such SAR.

     (e) Additional Terms and Conditions. The Committee may, by way of the Award Agreement, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR, provided they are not inconsistent with the Plan.

     (f) Exercise of SARs. A holder shall exercise his or her SARs by giving written notice of such exercise in the form and manner determined by the Committee, and the date upon which such written notice is received by the Company shall be the exercise date for the SARs. A SAR shall entitle the holder to receive a payment equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the SAR, multiplied by the number of shares with respect to which the SAR relates.

     (g) Payment of SARs. Payment of a SAR may be in cash, in shares of Stock or Restricted Stock or any combination, as the Committee shall determine. To the extent paid in shares of Stock or Restricted Stock, the value of the Stock or Restricted Stock so paid shall be the Fair Market Value of a share of Stock upon exercise of the SAR.

                                   SECTION 8
                            RESTRICTED STOCK AWARDS

     (a) Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to certain employees, subject to such restrictions, conditions and other terms, if any, as the Committee may determine, and subject further to the limitations set forth in Section 4(a). Grants of Restricted Stock may be made for the payment of consideration by the Participant or for no such consideration, as determined by the Committee.

     (b) Restrictions. At the time a Restricted Stock Award is made, the Committee may establish a period or periods of time (the "Restricted Period") during which a Participant's right to all or a portion of such Restricted Stock shall vest over time, subject to certain terms and conditions. The Committee may, in its sole discretion, at the time a Restricted Stock Award is made, prescribe forfeiture or vesting conditions in addition to or other than the expiration of the Restricted Period. The Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock. The Committee may impose such other restrictions on any shares of Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend certificates representing Restricted Stock to give appropriate notice of such restrictions. Subject to Section 8(f) below, Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, if any, or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock.

     (c) Restricted Stock Certificates. Each Restricted Stock Award may be evidenced in such a manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates and by an Award Agreement setting forth the terms of such Restricted Stock Award. To the extent a stock certificate is issued, the Secretary of GTECH shall hold such certificates for the Participant's benefit until such time as the restrictions lapse or the Restricted Stock is forfeited to GTECH.

     (d) Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Participant with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

     (e) Termination of Employment. Upon termination of the employment of a Participant with GTECH and its Affiliates, other than by reason of death or Total Disability, any Restricted Stock held by such Participant that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock, the Participant shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

     (f) Rights in the Event of Total Disability or Death. The rights of a Participant with respect to Restricted Stock in the event such Participant terminates employment with GTECH and its Affiliates by reason of Total Disability or death shall be determined by the Committee at the time of Grant.

     (g) Delivery of Stock and Payment Therefore. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock shall lapse, and a stock certificate for such shares shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock

Award; provided that in the absence of such a determination, a Participant shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

                                   SECTION 9
                               PERFORMANCE AWARDS

     (a) Grant of Performance Awards. Performance Awards may be granted to any employee by the Committee in its sole discretion subject to the maximum share limitation set forth in Section 4(a). A Performance Award shall consist of a right that is (i) denominated in cash or Stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall (i) determine the performance goals to be achieved during any performance period, (ii) the length of any performance period (which must be in excess of one year), (iii) the amount of any Performance Award, (iv) the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and (v) all other terms and conditions of any Performance Award, including the consequences of death, Total Disability, termination of employment or any Change In Control.

     (c) Payment of Performance Awards. Performance Awards may be paid in cash (in a lump sum or in installments) or in shares of Stock valued at Fair Market Value, at the discretion of the Committee, following the close of the performance period or, in accordance with procedures established by the Committee, on a current or deferred basis.

                                   SECTION 10
                          CHANGE-IN-CONTROL PROVISIONS

     (a) Effect of Change-In-Control. In the event of any Change-In-Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the Participants, which actions may include, but without limitation, the following: (i) provide that Grants shall be assumed or equivalent grants shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with appropriate adjustments as to the number and kinds of shares or units and exercise prices;
(ii) upon written notice to the Participants, provide that the Plan and all unexercised Grants (or portions thereof) will terminate immediately prior to the consummation of the Change-In-Control unless exercised by the Participant within a specified period of time; (iii) provide that such Grants shall be immediately vested, fully earned, exercisable, and/or, in the case of Options, converted into SARs, as appropriate, upon a Change-In-Control; (iv) provide that the Company shall make full payment to each such Participant with respect to any Performance Award, deliver certificates to such Participant with respect to each Restricted Stock Award, and permit the exercise of Options and/or SARs, respectively, granted hereunder to such Participant; (v) terminate all Grants in exchange for a right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to any holder of a Grant for that portion of the Grant which has otherwise vested and become exercisable prior to any such Change-In-Control); and (vi) in the event that such Change-In-Control is a merger or other transaction under the terms of which holders of Stock of the Company will receive upon the consummation thereof a cash payment for each share surrendered in the merger or other transaction (the "Transaction Price"), make or provide for a cash payment to the Participant equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Grants (to the extent then exercisable at prices not in excess of the Transaction Price) and

(B) the aggregate exercise price of all such outstanding Grants that shall become exercisable in full immediately prior to such event.

     (b) Definition of "Change-In-Control". For purposes of this Section, a "Change-In-Control" means the happening of any of the following:

          (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period shall be deemed an Incumbent Director;

          (ii) any "person" including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its Affiliates or any employee benefit plan of the Company or any of its Affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing the greater of 30% or more of the combined voting power of the Company's then outstanding securities;

          (iii) the stockholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Company immediately prior to the merger or (B) the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the combined voting power in the then outstanding securities in such surviving corporation or
     (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

          (iv) the purchase of Stock pursuant to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any of its Affiliates or any employee benefit plan of the Company or any of its Affiliates, for 30% or more of the Stock of the Company.

     (c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Grant shall terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                                   SECTION 11
                        COMPLIANCE WITH SECURITIES LAWS

     Each Option, Stock Appreciation Right, Restricted Stock Award and Performance Award shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) all applicable listing requirements of any national securities exchange or national market system on which the Stock is then listed or quoted, and (iii) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option or Stock Appreciation Right, or issuance or payment of a Restricted Stock Award or Performance Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

                                   SECTION 12
                           AMENDMENT AND TERMINATION

     The Board may amend, alter, modify or discontinue the Plan, and the Committee may amend any Award Agreement, at any time and from time to time, provided however that no amendment, alteration or modification may become effective without approval of the amendment, alteration or modification by the shareholders of the Company if shareholder approval is required to enable the Plan or Grant to satisfy any applicable statutory or regulatory requirements (including, without limitation, Section 162(m) of the Code,

Section 422 of the Code or any rules or regulations of the New York Stock Exchange) or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable. Except as provided in
Section 10, no amendment, alteration, modification or termination of the Plan or any Award Agreement shall in any way adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards or Performance Awards theretofore granted under the Plan without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards or Performance Awards.

                                   SECTION 13
                               GENERAL PROVISIONS

     (a) Representations. The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee or Participant is acquiring the shares without a view to distribute thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     (b) Other Compensation Arrangements; Other Benefit Plans. Nothing contained in the Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or arrangements or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan. Grants made and amounts received under the Plan shall not be deemed compensation for purposes of calculating an employee's rights under any employee benefit plan unless otherwise expressly stated in such plan.

     (c) No Right to Continued Employment. The adoption of the Plan and the receipt of Grants hereunder shall not confer upon any employee of the Company or any Affiliate any right to continue employment with the Company or any Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any of its employees at any time. Further, except as otherwise provided in an Award Agreement evidencing a Restricted Stock Award, a Participant shall have no rights as a shareholder of the Company with respect to any shares covered by such person's Grants until the issuance of a stock certificate to him or her representing such shares.

     (d) Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for Federal income tax purposes with respect to the exercise of any Stock Option or Stock Appreciation Right, the vesting of any Restricted Stock Award or payment of any Performance Awards, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the Grant that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (e) Right of First Refusal. At the time of grant of any Stock Option, Stock Appreciation Right, Restricted Stock Award or Performance Award, the Committee may provide that any shares of Stock received as a result of such Grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at or after the time of Grant.

     (f) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company, to the fullest extent permissible by Delaware Law, against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

     (g) Governing Law. The Plan and all Grants made and actions taken thereunder shall be governed by and construed in accordance with laws of the State of Delaware.

                                   SECTION 14
                      EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall be effective on September 19, 2000, subject to approval of the Plan within one year of the Effective Date by GTECH's shareholders. Upon approval of the Plan by the stockholders of GTECH as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if GTECH's stockholders had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Grants made hereunder shall be null and void and of no effect. Unless earlier terminated as provided in the Plan, the Plan shall terminate on the tenth anniversary of the Effective Date, and no Grant shall be granted under the Plan thereafter; provided, however, that termination of the Plan shall not affect any Grants previously made which Grants shall remain in effect in accordance with their terms and the terms of the Plan.

                                     PROXY

                           GTECH HOLDINGS CORPORATION

                ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 24, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints BRENDAN J. RADIGAN, MICHAEL J. FINCH and DENISE M. OGILVIE and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of GTECH HOLDINGS CORPORATION, held of record by the undersigned on September 8, 2000, at the Annual Meeting of Shareholders of GTECH Holdings Corporation to be held October 24, 2000, and at any adjournment thereof.

     The Board of Directors recommends a vote FOR Proposals Nos. 1 and 2. This Proxy, when properly executed, will be voted as specified on the reverse side. THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1 AND 2 IF NO SPECIFICATION IS MADE.

                      (Continued and to be dated and signed on the reverse side)

                                    GTECH HOLDINGS CORPORATION
                                    P.O. BOX 11349
                                    NEW YORK, N.Y. 10203-0349

                             DETACH PROXY CARD HERE

                               V                 V
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|    |
|____|

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(1) Election of Burnett W. Donoho and W. Bruce Turner as directors of GTECH
    Holdings Corporation for a three year term of office expiring in 2003 and election of Lt. Gen. (Ret.) Emmett Paige, Jr. as a director of GTECH Holdings Corporation for a two year term of office expiring in 2002.


  VOTE FOR               WITHHOLD AUTHORITY           VOTE FOR ALL, EXCEPT FOR
ALL NOMINEES              FOR ALL NOMINEES             THE FOLLOWING NOMINEE(S)

    [X]                          [X]                             [X]

(Insert the name of the nominee for whom you do not wish to vote in the space provided.)


----------------------------------------

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(2) Approve the 2000 Omnibus Stock Option and Long-Term Incentive Plan.


    FOR                        AGAINST                         ABSTAIN

    [X]                          [X]                             [X]

(3) In their discretion on such other business as may properly come before the meeting.

-------------------------------------------------------------------------------
                               CHANGE OF ADDRESS AND
                             OR COMMENTS MARK HERE [X]

            Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign name by authorized person.


            Dated: _______________________________________________________, 2000


            ____________________________________________________________________
                                (Signature of Shareholder)

            ____________________________________________________________________
                           (Signature of Additional Shareholder)


   |
___|
            Votes must be indicated (x) in Black of Blue ink. [X]

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

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                PLEASE DETACH HERE

  YOU MUST DETACH THIS PORTION OF THE PROXY CARD
V  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE  V

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